EXHIBIT 10

Lease
Between
2020 Calamos Court LLC,
a Delaware Limited Liability Company,
as Landlord,
and
Calamos Holdings, Inc.
a Delaware Corporation,
as Tenant
Dated as of October 7, 2004

-ii-

		Page
40.	Quiet Enjoyment	39

41.	Landlord and Tenant Easements	39

42.	Counterparts	39

43.	Change of Control	39

Exhibits

Exhibit 1.1	—	Legal Description
Exhibit 2	—	Building Plans
Exhibit 5	—	Basic Rent
Exhibit 7	—	Default Purchase Offer Price
Exhibit 9	—	Permitted Exceptions
Exhibit 11-A	—	Description of Tenant’s Initial Improvements
Exhibit 11-B	—	TI Credit Disbursement Procedures
Exhibit 15-1	—	Event of Loss Purchase Offer Price
Exhibit 15-2	—	Additional Sales Closing Requirements
Exhibit 16(b)	—	Form of Assumption Agreement
Exhibit 24-1	—	Estoppel Certificate
Exhibit 24-2	—	Estoppel Certificate
Exhibit 31	—	Memorandum of Lease
Exhibit 36	—	Representations and Warranties

-iii-

Index of Definitions

Page

Additional Rent	3
Alterations	12
Alterations Budget	13
Bankruptcy Law	26
Bankruptcy Laws	26
Basic Rent	2
Basic Rent Payment Dates	2
Casualty	18
Condemnation	19
Damages	9
Default Purchase Offer	28
Default Rate	3
Discount Rate	28
Easements	11
Environmental Laws	8
Event of Default	25
Event of Loss Purchase Offer	21
Hazardous Material	8
Imposition	35
Improvements	1
Indemnified Parties	7
Indemnified Party	7
Landlord	1
Landlord Easement	37
Landlord Easements	37

Page

Late Charge	3
Lease	35
Legal Requirements	34, 35
Major Casualty	21
Material Temporary Taking	19
Mortgage	31
Mortgagee	31
Net Award	20
Net Insurance Proceeds	17
Non-Termination Taking	19
Notice	30
Premises	1
Property Insurance	15
Quarterly Default Purchase Offer	29
Quarterly Default Purchase Offer Date	29
Required Insurance	15
SEC	23
Severable Additions	15
Taxes	5
Tenant	1
Tenant Easement	37
Tenant Easements	37
Termination Date	21
Termination Notice	21

Lease
This LEASE, dated as of October 7, 2004, between 2020 Calamos Court LLC, a Delaware limited liability company (herein, as further defined in Paragraph 34, called “Landlord”), having an address at 1111 East Warrenville Road, Naperville, Illinois, and Calamos Holdings, Inc., a Delaware corporation, (herein called “Tenant”), having an address at 1111 East Warrenville Road, Naperville, Illinois.
1.	Demise of Premises
In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises and lets to Tenant, and Tenant hereby lets from Landlord, for the term herein described, the premises (herein called the “Premises”) consisting of:
1.1.     That parcel of land containing approximately 5.3895 acres, with the corresponding legal description and address listed on Exhibit 1.1 attached hereto and made a part hereof, together with all of Landlord’s right, title and interest, if any, in and to all easements, rights of way, appurtenances, strips and gores of land, mineral rights, water rights and other interests, rights and benefits thereunto belonging, and to all public or private streets, roads, avenues, alleys, or passways, open or proposed, on or abutting the parcel of land (collectively, the “Land”);
1.2.     Landlord’s right, title and interest in any and all improvements, now or hereafter in existence on the Land, including, without limitation, all parking areas, systems, building systems, fixtures, amenities, facilities, machinery and equipment used in the operation of the building and other improvements, conduits, ducts, hot water heaters, oil burners, domestic water systems, and installations including those used to provide fire protection, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, gas, sewer and water thereto, all elevators, escalators, canopies, and the physical structure of all signs, which are used for the operation of the Building, as such term is defined in Section 34 (collectively, the “Improvements”); but excluding all of the following which are, subject to the terms of this Lease, Tenant’s property: all furniture, trade fixtures, non-building equipment, telephone systems, security systems, computer systems and satellite systems.
2.	Title and Condition
The Premises are demised and let subject to (a) the rights of any parties in possession and the existing state of the title as of the commencement of the Term of this Lease, including the Permitted Exceptions (as defined in Exhibit 9 hereto), (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and (d) the condition of any buildings, structures and other improvements located thereon, as of the commencement of the Term of this Lease, without representation or warranty by Landlord, express or implied. Without limiting the foregoing, Tenant accepts, as of the commencement of the Term of this lease, the Premises in “As Is” condition, with all faults. Landlord is in the process of constructing the Building (as defined in Paragraph 34), in accordance with the plans and specifications described in Exhibit 2 hereto (the “Plans”) approved by Tenant. Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant as of the commencement of the Term of this Lease, all Warranties. In confirmation of such assignment, Landlord will cooperate with Tenant, at Tenant’s sole expense, to effectuate the same. Such assignment shall remain in effect until the expiration or termination of this Lease and thereafter shall be null and void, unless the Premises is conveyed to Tenant pursuant to the terms hereof in which event such assignment shall remain in full force and effect without any further action by either party (except, in such case, Landlord agrees, at Tenant’s sole cost and expense, to execute any certificate or other instrument which Tenant may reasonably request). As used herein, the term “Warranty” shall mean all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, engineer, contractor, builder or any other Person in respect of the Premises including, by way of example, any right and remedy existing under contract or pursuant to the Uniform Commercial Code of the State of Illinois as in effect from time to time. To the maximum extent permitted by law, Tenant waives (i) any implied warranty of suitability for the Premises, (ii) any implied warranty of fitness for a particular purpose or merchantability or design or quality of the Premises and (III) any defects (latent or otherwise) with respect to the premises, including the building.
3.	Use of Premises
Subject to applicable Legal Requirements, Tenant may use the Premises for any purpose permitted under and in accordance with all Legal Requirements and in accordance with the terms of this Lease, including without limitation the provisions of subparagraph 7(e)(v).
4.	Term
Subject to the terms and conditions hereof, Tenant shall have and hold the Premises for a term (herein called the "Term") commencing on the first day of the first calendar month following the date on which Landlord delivers possession of the Premises to Tenant in Delivery Condition (the “Commencement Date”) and ending, unless sooner terminated pursuant to the terms hereof, on May 31, 2025 (the “Expiration Date”. The Premises shall be deemed to be in “Delivery Condition” upon (x) substantial completion of construction of the Premises by Landlord in accordance with the Plans and (y) receipt of the Stocking and Training Permit issued by the City of Naperville.
5.	Rent
(a)     Tenant covenants to pay to Landlord, as rent for the Premises commencing on the Commencement Date and thereafter during the Term, the amounts set forth on or determined pursuant to Exhibit 5 hereto, (herein called the “Basic Rent”) in monthly installments in advance, beginning on the Commencement Date and on the first day of each calendar month thereafter during the Term (herein called the “Basic Rent Payment Dates”), by wire or other electronic transfer of immediately available funds to the Landlord at the address set forth above and/or to such other person or such other place or account as Landlord from time to time may designate to Tenant in writing, including, without limitation, Landlord may designate to Tenant in writing that all or a portion of the monthly Basic Rent be paid directly to a Mortgagee or an institutional payment agent. If Tenant shall fail to vacate and surrender the Premises in accordance with the terms of this Lease upon the expiration or earlier termination of this Lease, then until such time as Tenant so vacates and surrenders the Premises, Tenant shall pay Basic Rent at a rate of one hundred fifty percent (150%) of the Basic Rent for the last year of the Term. Nothing in the previous sentence shall be construed or operate as a waiver of Landlord’s right of re-entry or any other right of Landlord resulting from such holding over. Subject to the second sentence of subparagraph 7(a), Tenant shall pay when due all taxes payable on Basic Rent and Additional Rent (as defined below), whether imposed on Landlord or Tenant, including without limitation, all gross rent taxes and sales taxes on such Basic Rent and Additional Rent, but calculated as if the Basic Rent and the Additional Rent were the sole income of Landlord.
(b)     Tenant covenants that all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof or of Basic Rent, shall constitute additional rent hereunder (herein called “Additional Rent”). In the event of any failure by Tenant to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein or by law in the case of nonpayment of Basic Rent. Tenant also covenants to pay to Landlord on demand an amount (the “Late Charge”) equal to two percent (2%) of the payment amount then due on all installments of Basic Rent which are more than ten (10) days overdue, to cover Landlord’s administrative expenses. The actual amount of Landlord’s administrative expenses arising by reason of a late payment will be difficult to ascertain, and the parties agree that the Late Charge as calculated above is a reasonable estimate thereof. In addition, Tenant further covenants to pay to Landlord on demand interest at the per annum rate of interest equal to the greater of (a) two percent (2%) plus the “prime rate” as reported by the Wall Street Journal or (b) the interest rate applicable to late payments of interest or principal due with respect to any debt secured by a first Mortgage (such greater rate being referred to as the “Default Rate”), provided that the Default Rate shall not exceed the maximum rate permitted by applicable law, on all Basic Rent and Additional Rent due to Landlord from the date due until such amount is paid in full. If the Wall Street Journal is no longer published or the Wall Street Journal discontinues publication of the “prime rate,” then Landlord shall substitute a comparable prime rate.
6.	Net Lease; Non-Terminability
(a)     This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Basic Rent payable under this lease shall be an absolutely net return to the Landlord and that commencing on the Commencement Date and thereafter during the Term, the Tenant shall pay all costs and expense relating to the Premises and the business carried on therein, unless otherwise expressly provided to the contrary in this Lease. Any amount or obligation relating to the Premises that is not expressly declared to be that of the Landlord shall be deemed to be an obligation of the Tenant to be performed by the Tenant at the Tenant’s expense. Basic Rent and

Additional Rent shall be paid by Tenant without notice or demand (except as expressly provided herein), setoff, counterclaim, abatement, suspension, deduction or defense.
(b)     This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease (except as otherwise expressly provided to the contrary in Paragraph 15), nor shall Tenant be entitled to any abatement of rent, nor shall the obligations of Tenant under this Lease be affected, by reason of any of the following: (i) any damage to or destruction of all or any part of the Premises from whatever cause regardless of whether the improvements may be rebuilt following such damage or destruction to be the same as they were before such event because of applicable Legal Requirements or otherwise; (ii) the taking of the Premises or any portion thereof by condemnation, eminent domain, requisition or otherwise; (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise; (v) Tenant’s acquisition or ownership of all or any part of the Premises, except as expressly provided herein; (vi) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant may be parties; or (vii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Basic Rent and the Additional Rent shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected in all events, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Notwithstanding anything to the contrary contained above in this Paragraph 6, Tenant retains a separate and independent right to sue Landlord or seek equitable remedies against Landlord with respect to any claim Tenant may have against Landlord or in any way relating to this Lease or the Premises; provided, however, any judgment, order or injunction or equitable relief granted in favor of Tenant shall not abate, be set-off against, reduce or otherwise affect Tenant’s obligation to pay Basic Rent or Additional Rent or terminate or suspend this Lease or reduce, defer or otherwise affect any Tenant’s obligations hereunder.
(c)     Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors in interest or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors in interest or by any court in any such proceeding.
(d)     Except as specifically provided in this Lease, Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the basic rent or additional rent.

7.	Taxes and Assessments; Tax and Insurance Escrow; Compliance with Law; Environmental Matters
(a)     Subject to Paragraph 18 below, commencing on the Commencement Date and thereafter during the Term Tenant shall pay or discharge all Impositions, as defined in Subparagraph 34(e), when due. Notwithstanding the foregoing provision of this subparagraph 7(a), Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer, net income or excess profits taxes of Landlord hereunder (other than (i) transfer and documentary taxes, intangible taxes, recording fees, or similar charges payable in connection with a conveyance to Tenant pursuant to this Lease, the execution of this Lease or the recording of any memorandum or notice of this Lease or any extension of the Term, (ii) any taxes on sales, rents or gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent or Additional Rent or levied upon or assessed against the Premises, and (iii) any tax, assessment, charge or levy imposed or levied upon or assessed against Landlord in substitution for or in place of an Imposition). Tenant agrees to furnish to Landlord, within thirty (30) days after written request therefor, evidence of the payment of all Impositions. Subject to Paragraph 18 below, Tenant shall pay all real estate taxes, other ad valorem taxes and special assessments on the Premises (“Taxes”) and charges for utilities consumed on the Premises which become due during the Term (even if such Taxes and charges accrued or pertain to a period prior to the Commencement Date) and also all Taxes which accrue during the Term and charges which relate to utilities consumed during the Term. Taxes shall be prorated at the end of the Term, and Tenant shall pay its estimated share of unpaid Taxes which will accrue through the end of the Term with the last installment of Basic Rent due hereunder (such share to be reprorated upon issuance of the actual bill therefor). In the event that any special assessment levied or assessed against the Premises during the Term hereof may be legally paid in installments, Tenant shall have the option to pay such special assessment in installments. In such event, Tenant shall be liable only for those installments of the special assessment, and any accrued interest and penalties, relating thereto, which become due and payable prior to the expiration of the Term. Landlord’s and Tenant’s obligations under this subparagraph 7(a) shall survive the expiration or earlier termination of this Lease.
(b)     Subject to Paragraph 7(c) below, commencing on the Commencement Date and thereafter during the Term Tenant shall make deposits in respect of all Taxes and insurance premiums for the Required Insurance (as defined below) accruing during the Term with Landlord (or as Landlord directs in writing to Tenant) in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord or the first Mortgagee to be sufficient to create an available fund to pay such Taxes and premiums as they become due; provided, if such installments are required by the first Mortgagee, Tenant shall pay such installments in the amount estimated by such Mortgagee to such Mortgagee as directed by such Mortgagee in writing to Tenant. Upon receipt of bills for Taxes and/or insurance premiums due during a calendar year, Tenant shall submit to Landlord (and the first Mortgagee if it so requests) a written statement of the actual amount of the Taxes and insurance premiums then due and the amount, if any, theretofore deposited by Tenant in respect thereof. If, during the Term of the Lease, the total amount theretofore deposited by Tenant under this subparagraph 7(b) in respect thereto shall be less than the actual amount due for all Taxes and insurance premiums for such year (or portion thereof), as shown in such statement, Tenant shall pay to Landlord (or the first Mortgagee, as applicable) the shortfall at the time of submission of such statement. If it appears, in the reasonable judgment of Landlord or the first Mortgagee, as applicable, that the monthly deposits made by Tenant have created a reserve in excess of the amount necessary to pay Taxes and insurance premiums as they become due, the excess shall be credited against the next deposit or deposits of Taxes and insurance premiums due from Tenant hereunder or, if the Lease shall have expired or have been terminated, the excess shall be returned to Tenant. All amounts due under this subparagraph 7(b) shall be payable to Landlord at the place where the Basic Rent is payable (or to the first Mortgagee, as provided above, as applicable) and shall be held for the benefit of Tenant with either, at the Landlord’s option, the first Mortgagee or a financial institution designated by Landlord or the first Mortgagee, provided that following the occurrence of an Event of Default by Tenant under this Lease, any balance existing in the account may be applied by Landlord or the first Mortgagee to any amount then owed by Tenant pursuant to this Lease, but neither Landlord nor the first Mortgagee shall be obligated to do so. Tenant shall have no authority to direct Landlord or the first Mortgagee to apply such deposits against any obligation of Tenant under this Lease, and any such application by Landlord or the first Mortgagee shall not have the effect of curing any default. Said amounts deposited by Tenant under this subparagraph 7(b) may be held in commingled accounts, and no interest shall be payable thereon, except to the extent otherwise required by law. A copy of a bill for Taxes or insurance premiums shall at all times be sufficient evidence of the amount of Taxes levied, assessed or imposed against the Premises to which such bill relates or the amount of insurance premiums for some or all of the Required Insurance. Landlord’s and Tenant’s obligations under the third and fourth sentences of this subparagraph 7(b) shall survive the expiration or early termination of this Lease. Provided no Event of Default has occurred and is then continuing, any balance of funds remaining on deposit with Landlord or the first Mortgagee at the expiration or early termination of this Lease shall be returned to Tenant by the holder thereof.
(c)     Notwithstanding subparagraph 7(b) above, so long as no Event of Default has occurred and is continuing under this Lease and Tenant is not delinquent in the payment of Taxes or premiums for Required Insurance, Tenant shall not be required to make monthly installments toward Taxes and premiums for Required Insurance as provided in subparagraph 7(b) above, rather Tenant shall (i) pay all Taxes no later than ten (10) days prior to the due date thereof and all premiums for Required Insurance on or before the due date thereof and (ii) if requested by Landlord, give evidence of payment of each such item to Landlord and the first Mortgagee no later than ten (10) business days after request therefor. If an Event of Default has occurred and is continuing and Landlord requires that Tenant make monthly installments toward Taxes and Required Insurance as provided in subparagraph 7(b) above, Landlord or first Mortgagee shall so advise Tenant in a written notice, and Tenant shall commence making such monthly deposits on the next scheduled rental payment date which occurs more than ten (10) business days following such notice. Such notice shall state the amount of the monthly installments required to be paid by Tenant until adjustment thereof pursuant to subparagraph 7(b) above. The first such monthly installment shall include a catch-up payment with respect to calendar months in the applicable tax and insurance fiscal years that have expired prior the due date of such first monthly installment.

(d)     Subject to Paragraph 18 below, commencing on the Commencement Date and thereafter during the Term Tenant shall, at its expense, comply with, cause the Premises to comply with, and cause the use of the Premises to comply with all Legal Requirements (as defined in Paragraph 34 hereof), including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same, including but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). During the Term Tenant shall, at its expense, comply with all changes required in order to obtain the Required Insurance (as hereinafter defined), and comply with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease and included in the Permitted Exceptions or thereafter created pursuant to the express provisions of this Lease. Tenant shall provide to Landlord and any first Mortgagee promptly, but in no event later than five (5) business days after receipt thereof, notice of all written complaints pertaining to any alleged violation of any Legal Requirements and/or the commencement of any proceedings or investigation (of which Tenant has knowledge) under any Legal Requirements affecting or pertaining to the Premises. Tenant shall defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless each Indemnified Party (as defined below) from and against any and all claims, expenses, liability, loss or damage (including all reasonable attorneys’ fees and expenses) resulting from the failure to comply with Legal Requirements.
(e)     Tenant covenants that at all times during the Term of this Lease it shall:
(i)     Not cause, suffer or permit any Hazardous Material (other than quantities that are necessary, customary and used in the ordinary course of Tenant’s permitted use of the Premises, which use is in strict compliance with Environmental Laws) to exist on or discharge from or onto, or be released at, the Premises in violation of Environmental Laws (whether originating thereon, placed therein or thereon by third parties, or migrating to the Premises from other property), and shall promptly: (A) subject to Paragraph 18 below, remove, remediate and dispose of any such Hazardous Material in compliance with all Environmental Laws; (B) subject to Paragraph 18 below, pay any claim against Tenant, any Indemnified Party (as defined below) or the Premises arising therefrom; (C) remove any charge or lien upon any of the Premises relating thereto; (D) defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord, any Mortgagee and their respective officers, directors, trustees, members, partners, shareholders, beneficiaries, employees and agents (herein collectively called "Indemnified Parties” and individually an "Indemnified Party") from any and all claims, expenses, liability, loss or damage, including all reasonable attorneys’ fees and expenses, resulting from any Hazardous Material that now or hereafter exists on or is discharged from or is released at the Premises; and (E) prior to the expiration or earlier termination of this Lease and in compliance with all Environmental Laws, remove and dispose of all Hazardous Material which then exists on the Premises.
(ii)     Not cause, suffer or permit any Hazardous Material to exist on or discharge from or be released at any property owned, operated or used by Tenant which would result in any charge or lien upon the Premises and shall promptly: (A) subject to

Paragraph 18 below, pay any claim against Tenant, any Indemnified Party or the Premises arising therefrom; (B) subject to Paragraph 18 below, remove any charge or lien upon the Premises relating thereto; and (C) defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless each Indemnified Party from any and all claims, expenses, liability, loss or damage (including all reasonable attorneys’ fees and expenses) resulting therefrom.
(iii)     Notify Landlord and any Mortgagee in writing of any Hazardous Material (other than quantities that are necessary, customary and used in the ordinary course of Tenant’s permitted use of the Premises, which use is in strict compliance with Environmental Laws) that exists on or is discharged from or onto or released at the Premises (whether originating thereon, placed therein or thereon by third parties or migrating to the Premises from other property) promptly after Tenant first has knowledge of such existence, discharge or release.
(iv)     Provide Landlord and each Mortgagee prompt notice of (A) each proceeding or inquiry of which Tenant becomes aware during the Term with respect to the presence of any Hazardous Material on, under, from or about the Premises, (B) each claim made or threatened by any third party against Landlord, Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material of which Tenant becomes aware, and (C) Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that Tenant reasonably determines may cause Landlord, Tenant or the Premises to be subject to any investigation or cleanup pursuant to any Environmental Law. Tenant shall permit Landlord and any Mortgagee to join and participate in, as a party if it so elects, any legal proceedings or action initiated with respect to the Premises in connection with any Environmental Law or Hazardous Material, and Tenant shall pay all reasonable attorneys’ fees and disbursements incurred by Landlord and Mortgagee in connection therewith.
(v)     Not change its use of the Premises or permit the use of the Premises to be changed to any purpose other than the use on the date hereof, or change the Tenant’s business operations conducted at the Premises from that conducted on the date hereof, if any such change of use or operations would (A) increase the risk of any Hazardous Material being released or discharged at or from the Premises or otherwise increase the environmental risk to the Premises, (B) result in Tenant or Landlord being obligated to perform any remediation of any Hazardous Material or (C) result in the rescinding or modification of any waiver or stand-still agreement as to environmental compliance matters granted by any governmental agency.
For purposes of this Lease, the following terms shall have the following meanings: (1) “Hazardous Material” means any material, substance or waste which is regulated as “hazardous”, “toxic”, a “contaminant”, a “pollutant” or other such term of similar effect under any Environmental Laws; and (2) “Environmental Laws” means any present or future statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Premises or any portion thereof or its use, which pertains to environmental, health or safety matters and/or the regulation of any hazardous or toxic materials, substance or waste. The Tenant’s obligations and liabilities under this subparagraph 7(e) shall survive the expiration or earlier termination of this Lease with respect to: (i) any obligation accruing during the period Tenant or any subsidiary of Tenant held title to, or were in possession of, the Premises prior to the date hereof or during the Term of this Lease; and (ii) any Hazardous Material which exists or is discharged from or onto or released at the Premises during the period Tenant or any subsidiary of Tenant held title to, or were in possession of, the Premises prior to the date hereof or during the Term of this Lease.
(f)     Upon Landlord’s or any first Mortgagee’s written request, at any time an Event of Default has occurred and is continuing and at such other times as Landlord or a first Mortgagee has reasonable grounds to believe that (A) Hazardous Material has been released, stored or disposed on or around the Premises (other than as permitted under this Lease) or (B) the Premises may be in violation of Environmental Laws, Tenant shall, at Tenant’s sole cost deliver to Landlord and any first Mortgagee a current inspection or audit of the Premises prepared by an appropriate environmental consultant approved by Landlord and any first Mortgagee indicating, to Landlord’s and such first Mortgagee’s reasonable satisfaction, the presence or absence of Hazardous Material at the Premises, including the presence or absence of friable asbestos or substances containing asbestos at the Premises; provided, however, Tenant shall only be required to pay for a single inspection or audit per event giving rise to any first Mortgagee’s request. If Tenant fails to order any required inspection or audit within thirty (30) days after any such written request, Landlord may order same, in which event (1) subject to the proviso contained in the immediately preceding sentence, Tenant shall reimburse Landlord upon demand for the cost thereof, and (2) Landlord, any first Mortgagee and such environmental consultants shall have the right to come onto the Premises to perform such inspection and/or audit at reasonable times and on reasonable prior notice. Tenant shall promptly deliver to Landlord copies of all monitoring results and environmental inspections and reports that Tenant performs or receives with respect to Hazardous Material at the Premises. The obligations of Tenant under this subparagraph 7(f) shall survive the expiration or earlier termination of this Lease.
8.	Indemnification
(a)     Commencing on the Commencement Date and thereafter during the Term Tenant agrees to pay, and to protect, defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the other Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature (herein collectively called "Damages") whatsoever arising from (i) any use, condition or event occurring on the Premises during the period Tenant or any subsidiary of Tenant held title to, or were in possession of, the Premises prior to the date hereof or during the Term of this Lease (including without limitation, the construction or existence of any Alterations), (ii) any injury to, or the death of, any person or damage to property on the Premises during the period Tenant or any subsidiary of Tenant held title to, or were in possession of, the Premises prior to the date hereof or during the Term of this Lease, (iii) any injury to, or the death of, any person or damage to property upon adjoining sidewalks, streets or rights of way or in any manner growing out of or connected with the use, non-use, condition or occupation of the Premises, adjoining sidewalks, streets or rights of way during the Term, (iv) any violation by Tenant of any agreement or condition of this Lease, or any contract or agreement to which Tenant is a party or which pertains to the Premises or any part thereof or the ownership, occupancy or use thereof, (v) any violation by Tenant of any Legal Requirement or (vi) any material inaccuracy or misstatement in any representation or warranty of Tenant provided to Landlord or any first Mortgagee; provided, however, the foregoing indemnity shall not apply as to an Indemnified Party with respect to claims arising solely from the willful misconduct or negligence of such Indemnified Party. Without limiting the foregoing, Damages shall include any reasonable costs and expenses incurred by an Indemnified Party in the performance of Tenant’s obligations under this Lease provided that such performance is done pursuant to and in accordance with the terms of this Lease. If an Indemnified Party shall be made a party to any such litigation commenced against Tenant, Tenant shall, at its option, either defend, at Tenant’s sole cost and expense, such Indemnified Party with counsel reasonably acceptable to such Indemnified Party or pay all costs and reasonable attorneys’ fees and expenses incurred or paid by such Indemnified Party in connection with such litigation. Tenant shall be entitled to a credit against any payments for Damages due under this Paragraph 8 in the amount of (1) any insurance recoveries or other reimbursements actually received by the Indemnified Party under or from insurance policies paid for, directly or indirectly, by Tenant or assigned to Landlord by Tenant or (2) received from third parties other than Indemnified Parties. To the extent an Indemnified Party has actually received any payments for Damages due under this Paragraph 8, Tenant shall be subrogated to the rights of such Indemnified Party against any third party other than an Indemnified Party with respect to such payments.
(b)     The Tenant’s obligations and liabilities under this Paragraph 8 shall survive expiration or earlier termination of this Lease.
9.	Liens
Commencing on the Commencement Date and thereafter during the Term Tenant will not, directly or indirectly, create or permit to be created and to remain for more than thirty (30) days after Tenant obtains actual knowledge thereof, and will, subject to Paragraph 18 below, promptly discharge (or bond over, if the legal effect of bonding over will act as a discharge), at its expense, within thirty (30) days after Tenant obtains actual knowledge thereof, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Premises or any part thereof or Tenant’s interest therein or the Basic Rent, Additional Rent or other sums payable by Tenant under this Lease, other than any Mortgage or other encumbrance created by Landlord or the Permitted Exceptions. Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to or for the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic’s, construction or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.
10.	Maintenance and Repair; Easements
(a)     Tenant acknowledges that, with full awareness of its obligations under this Lease, Tenant has accepted (and will accept) the condition, state of repair and appearance of the Premises as of the Commencement Date. Commencing on the Commencement Date and thereafter during the Term Tenant agrees that, at its expense, it shall put, keep and maintain the Premises, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto or thereon, in safe condition, repair and appearance, and in accordance with the standards that are customarily followed in the operation and maintenance of First-Class Office Buildings (as defined below), and shall make all repairs and replacements necessary therefor. Without limiting the foregoing, Tenant shall promptly make all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes, replacements and repairs of every kind and nature, and correct any patent or latent defects in the Premises, which may be required to put, keep and maintain the Premises as a First-Class Office Building and safe condition, repair and appearance. Tenant will keep the Premises orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant, declaration or maintenance agreement (collectively, "Easements") to which it may at any time be a party or to which the Premises are currently subject or become subject pursuant to this Lease (including Tenant Easements and Landlord Easements), whether or not such performance is required of Landlord under such Easements, including without limitation, payment of all amounts due from Landlord or Tenant (whether as assessments, service fees or other charges) under such Easements. Tenant shall deliver to Landlord and any first Mortgagee promptly, but in no event later than five (5) business days after receipt thereof, copies of all written notices received from any party thereto regarding the non-compliance of the Premises or Landlord’s or Tenant’s performance of obligations under any Easements. Tenant shall, at its expense, use reasonable efforts to enforce compliance with any Easements benefiting the Premises by any other person or entity or property subject to such Easement. Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen, or to maintain the Premises or any part thereof in any way or to correct any patent or latent defect therein. Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the Term or which may thereafter be enacted. If Tenant shall vacate or abandon the Premises, it shall give Landlord and any Mortgagee immediate notice thereof. As used herein, the term “First-Class Office Buildings” shall mean means first-class, non-institutional, non-governmental office buildings located in suburban Chicago which are similar in construction, size and type of systems and facilities to the Building and with similar type of tenant(s), it being understood and agreed that Tenant’s obligations hereunder with respect to maintaining and operating the Building as a First Class Office Building shall not impose any obligation upon Tenant to upgrade (as opposed to maintain or replace) the systems, structure or facilities of the Building beyond the standard of the Building as delivered to Tenant on the Commencement Date.

(b)     Subject to Paragraph 18 below, if any portion of the Building at any time during the Term shall encroach upon any property, street or right of way adjoining or adjacent to the Premises, shall violate any Legal Requirement or shall impair the rights of others under or hinder or obstruct any Easement or right of way to which the Premises is subject, then, promptly after the written request of any applicable governmental authority, Landlord or any other person or entity affected by any such encroachment, violation, impairment, hindrance or obstruction (which other person or entity may be Landlord with respect to any such encroachment, violation or impairment which first arises after the date of this Lease), Tenant shall, at its expense, either (i) obtain legally effective variances of such legal requirements or waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the Improvements on the Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any Improvement on the Premises; provided, however, Tenant shall do so only (1) in a manner that does not lessen the market value of the Premises and (2) in conformity with the requirements of Paragraph 11 to the same extent as if such alteration or removal were an alteration subject to the provisions of Paragraph 11.
(c)     Landlord, any Mortgagee and their respective agents and designees may enter upon and inspect the Premises at reasonable times and on reasonable prior notice and show the Premises to prospective Mortgagees and/or purchasers. Tenant may designate an employee to accompany Landlord, any Mortgagee and their respective agents and designees on such examinations. Tenant will provide, upon Landlord’s request, records for the prior twelve (12) months with respect to operating expenses (such as utility costs and maintenance expenses) of the Premises and for the prior five (5) years with respect to repair and replacement of structural elements, roof and mechanical systems in the Premises, provided, except as may be explicitly required elsewhere in this Lease, Tenant shall have no obligation to disclose records relating solely to the operation of Tenant’s business as opposed to the operation, repair or replacement of the Premises.
11.	Tenant’s Initial Improvements; Alterations
A description of Tenant’s initial improvements and alterations (“Tenant’s Initial Improvements”) necessary to prepare the Premises for its initial occupancy is set forth on Exhibit 11-A hereto. Tenant shall cause all of Tenant’s Initial Improvements to be constructed (the “Work”) in a manner consistent with Exhibit 11-A. Tenant’s Initial Improvements shall be constructed at Tenant’s sole cost and expense; provided, however, Tenant shall be entitled to a credit in the amount up to $5,600,000 (which amount is the product of 140,000 square feet and $40.00 per square foot) to be used by Tenant for the construction of Tenant’s Initial Improvements (the “TI Credit”). The TI Credit shall be disbursed in accordance with Exhibit 11-B hereto.
Tenant shall not make or suffer to be made any alterations, additions or improvements ("Alterations") in, on or to the Premises or any part thereof which would (i) materially reduce the fair market value of the Premises used as an office building, (ii) create or increase the likelihood of a hazardous or illegal condition, (iii) together with any other related Alterations, cost in excess of Five Million Dollars ($5,000,000), (iv) alter the footprint of the Improvements or the structural components of the Improvements, (v) increase the risk of any Hazardous Material being released or discharged at or from the Premises or otherwise increase any environmental risk to the Premises, (vi) result in Tenant or Landlord being obligated to perform any remediation of any Hazardous Material, or (vii) result in the rescinding or modification of any waiver or stand-still agreement as to environmental compliance matters, zoning or any other Legal Requirements granted by any governmental agency without, in each case, the prior written consent of Landlord and any Mortgagee. Tenant’s Initial Improvements shall not constitute Alterations for purposes of this Lease. Landlord may withhold its consent if an Event of Default then exists. If Landlord’s consent to Alterations is required under this Paragraph 11, Tenant shall not commence the work until and unless Landlord and any Mortgagee shall have approved plans and specifications for such Alterations, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Tenant makes any changes in or to any mechanical component of the Premises (for example, a portion of the HVAC system), Tenant shall replace the same with new mechanicals of equal or greater value and utility. All Alterations shall be constructed in a good and workmanlike manner in compliance with all Legal Requirements. Tenant shall satisfy the following conditions in connection with all Alterations:
(1)     Tenant shall pay or cause to be paid the entire cost of such Alterations;
(2)     Tenant shall take all necessary steps to prevent the imposition of liens against the Premises as a result of such Alterations;
(3)     Tenant shall obtain and pay for all necessary permits and shall comply with all applicable governmental requirements;
(4)     Tenant shall cause the construction of Alterations, once commenced, to be diligently pursued to completion;
(5)     If the Alterations include any changes or new matter which would be shown on an updated ALTA survey of the Premises (including such items customarily required by institutional lenders), then Tenant shall obtain and submit to Landlord and Mortgagee, promptly following substantial completion of the Alterations, a revised ALTA survey of the Premises certified, and in a form reasonably satisfactory, to Landlord and Mortgagee;
(6)     Tenant shall provide Landlord with “as built” plans for all Alterations promptly following substantial completion of the Alterations; and
(7)     If the Alterations, together with any other related Alterations, are reasonably expected to cost in excess of Five Million Dollars ($5,000,000) in the aggregate, (i) Tenant shall provide a construction budget showing all “hard” and “soft” costs to be incurred in connection with all such Alterations, plus a reasonable contingency (the "Alterations Budget"), together with evidence reasonably acceptable to the Landlord and any Mortgagee supporting the total costs reflected in the Alterations Budget, which may include, among other things, one or more fixed price or guaranteed maximum price contract(s), completion and labor and materials bonds and costs analyses by reputable architects and engineers, and (ii) Tenant shall demonstrate to the reasonable satisfaction of the Landlord and any first Mortgagee the availability of liquid funds in an amount sufficient to complete such Alterations and pay all costs and expenses in connection therewith, which may be in the form of:
(A)     a segregated bank account, containing an amount at least equal to the total costs (including contingency) shown in the Alterations Budget, at a bank whose financial condition is reasonably acceptable to Landlord and any first Mortgagee, which account shall be pledged, (including subordination of such bank’s rights of setoff with respect to such account) to Landlord and its first Mortgagee as security for the performance by Tenant of its obligation to complete and pay for such Alterations (it being agreed that the funds in any such account shall be available for application by Tenant to the costs of the Alterations as such costs are incurred, subject to receipt of customary evidence of completion of the work for which payment is being made, receipt of appropriate lien waivers, and the sufficiency of the funds remaining in the account to complete the Alterations); or
(B)     an irrevocable letter of credit, in an amount at least equal to the total costs (including contingency) shown in the Alterations Budget, from a bank or other financial institution regularly in the business of issuing letters of credit and whose financial condition is reasonably acceptable to Landlord and any first Mortgagee, which letter of credit shall be for a term and otherwise in form and content reasonably acceptable to Landlord and any first Mortgagee and which shall secure the performance by Tenant of its obligation to complete and pay for such Alterations (it being agreed that the amount of such letter of credit may be reduced as costs of the Alterations are paid, subject to receipt of customary evidence of completion of the work for which payment has been made, receipt of appropriate lien waivers, and the sufficiency of the remaining balance of the letter of credit to complete the Alterations); or
(C)     a loan, in an amount at least equal to the total costs (including contingency) shown in the Alterations Budget, from a bank or other financial institution regularly in the business of making loans for construction, alterations, or improvements to commercial or industrial properties and whose financial condition is reasonably acceptable to Landlord and any first Mortgagee, with such loan to be evidenced by legally binding loan documents executed by Tenant and such lender that provide for disbursement of the necessary funds on a regular basis as required for payment of such costs subject only conditions customary for such loans and that are otherwise in a form customary for such loans; or

(D)     a surety bond, guarantee of completion, issued by a surety company reasonably acceptable to Landlord; or
(E)     any combination of the facilities described in clauses (A), (B), (C) and/or (D) above.
For purposes of this Paragraph 11, the financial condition of a bank or other financial institution shall be reasonably acceptable if it meets guidelines published from time to time by Standard & Poors or another nationally recognized credit rating agency for holders of deposits in connection with issues of investment grade debt instruments. In addition, any such bank or financial institution shall have its principal offices in the continental United States or shall have substantial branch operations and substantial assets in the continental United States.
Notwithstanding anything to the contrary stated in this Paragraph 11, in the event Tenant is required to make Alterations to the Premises in order to comply with any Legal Requirements, Tenant may make or cause to be made such Alterations without the prior written consent of (but upon the prior notification to) Landlord and Mortgagee. Tenant shall (to the maximum extent possible in compliance with all Legal Requirements) satisfy the conditions specified in clauses (1) through (7) of this Paragraph 11 with respect to such Alterations and Tenant shall make or cause to make such Alterations in the manner which will have the least negative impact on the market value of the Premises.
Except for Severable Additions, all Alterations shall at once become a part of the realty and belong to Landlord. Severable Additions, movable furniture, furnishings, decorations, trade fixtures and other personal property of Tenant and its sublessees may be removed from the Premises at any time prior to the expiration or earlier termination of this Lease, provided that Tenant shall repair any damage to the Premises resulting from such removal and provided further that Landlord shall have the right to purchase any or all Severable Additions for fair market value at the end of the Term. Tenant shall give Landlord reasonable advance notice prior to removing any Severable Additions. For purposes of this Lease, the term “Severable Additions” shall mean all additions to the Premises during the Term which (1) are readily removable without causing more than de minimus damage to the Premises, (2) will not reduce the value, useful life or utility of the Premises if removed, (3) are not required for lawful use of the Premises and (4) have been paid for by Tenant during any term of this Lease. The obligations of Tenant under this Paragraph 11 shall survive expiration or earlier termination of this Lease. Tenant shall promptly upon request therefor reimburse Landlord and any Mortgagee the amount of all reasonable fees and expenses incurred by them (including without limitation reasonable attorneys’ fees and expenses and reasonable architects’ and engineers’ fees and expenses) in connection with any requests by Tenant to perform Alterations, review any plans and specifications and/or budgets with respect thereto, the performance of any Alterations and any other matters addressed in this Paragraph 11.

12.	Insurance
(a)     During the Term Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Premises (herein called the “Required Insurance”):
(i)     Insurance with respect to the Improvements insuring against any peril now or hereafter included within the classification “Cause of Loss — Special Form” (sometimes referred to as “All Risk of Physical Loss”), without exclusion for terrorism and together with an “Ordinance and Law” endorsement (“Property Insurance”), in amounts at all times sufficient to prevent first Mortgagee from becoming a co-insurer within the terms of the policies and under applicable law, but in any event such insurance shall be maintained in an amount which, after application of deductible, shall be equal to the full insurable value of the Improvements, the term “full insurable value” to mean the actual replacement cost of the Improvements (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) and in no event less than the coverage required pursuant to the terms of any Lease. The policy shall name Landlord and any first Mortgagee as additional insureds and loss payees. Not more frequently than every three (3) years, if in the reasonable opinion of the Landlord the amount of the Property Insurance is found to be inadequate, the Tenant will increase the insurance amount as required by the Landlord. If the first Mortgagee or Landlord requires, but not more than once every three (3) years, an appraisal shall be performed for purposes of determining the sufficiency of insurance coverage, Tenant shall pay the costs thereof otherwise payable by Landlord.
(ii)     Commercial general liability insurance naming the Landlord (and each of its shareholders, members, partners and beneficiaries, as applicable) and any Mortgagee as additional insureds against any and all claims as are customarily covered under a standard policy form routinely accepted by institutional owners and mortgagees of properties similar to the Premises, for bodily injury, death and property damage occurring in or about the Premises and on adjoining streets and sidewalks. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a minimum One Million Dollars ($1,000,000) aggregate limit and excess umbrella liability insurance in the amount of at least Ten Million Dollars ($10,000,000). If Tenant has other locations that it owns or leases, the liability insurance provided by this clause (ii) policy may be a so-called blanket policy provided the blanket policy includes a One Million Dollars ($1,000,000) aggregate limit per location endorsement. Tenant shall be required to increase its insurance limits from time to time consistent with coverage on properties in the same locality similarly constructed, occupied and maintained. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance, if any, shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.
(iii)     Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than One Hundred Thousand

Dollars ($100,000) per employee and Five Hundred Thousand Dollars ($500,000) policy limit or the minimum amounts required by law, if greater than One Hundred Thousand Dollars ($100,000) or Five Hundred Thousand Dollars ($500,000), respectively.
(iv)     At all times during which construction, repairs or alterations are being made with respect to the Improvements which either affect the structure of the Improvements or will cost in excess of 5% of the value of the Premises, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy, and (B) the insurance provided for in Section 12(a)(i) written in a so-called builder’s risk completed value form (I) on a non-reporting basis, (II) against all risks insured against pursuant to Section 12(a)(i), (III) including permission to occupy the Premises, and (IV) with an agreed amount endorsement waiving co-insurance provisions.
(v)     Flood insurance in the highest available amount if it is determined that the Premises are located in a special flood hazard zone. Each flood insurance policy shall name Landlord and any first Mortgagee as insureds and loss payees.
(vi)     Such other insurance or in such other amounts as Landlord may, from time to time, reasonably require, or which may, from time to time, be required by Landlord so long as such other insurance and amounts are customarily required to be carried on similar properties by institutional landlords or mortgagees in the industry.
(b)     The policies required to be maintained by Tenant shall be with companies having (i) an insurance company claims paying rating equal to or greater than A by Standard & Poors Corporation or A2 by Moody’s Investment Service or be considered equivalent to an NAIC 1 or other acceptable rating acceptable to the Securities Valuation Office of the National Association of Insurance Commissioners, and (ii) a general policy rating of A- or better and a financial class of VII or better by A.M. Best Company, Inc. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Except as may be otherwise specified in subparagraph 12(a), any deductible amounts under any insurance policies required hereunder shall not exceed the lesser of (A) One Million Dollars ($1,000,000) or (B) the deductible amounts under insurance policies carried by Tenant or its Affiliates for similar properties. Certificates of insurance (as to property insurance, using Accord Form No. 27 (or the equivalent thereof), and as to liability insurance, using Accord Form 25-S (or the equivalent thereof)) shall be delivered to Landlord and each first Mortgagee prior to the Commencement Date and thereafter at least ten (10) days prior to the expiration date of each required policy; provided, however, at the request of a first Mortgagee, not less than ten (10) days prior to the expiration dates of the foregoing insurance policies, Tenant shall provide copies of replacement policies therefor to both Landlord and the first Mortgagee; provided, further, in the case of renewals, Tenant may provide Landlord and Mortgagee with binders therefor to be followed by copies of the original policies when issued. At the request of Landlord or any first Mortgagee Tenant shall provide evidence reasonably satisfactory to Landlord or such first Mortgagee, as the case may be, of the payment of the premiums for such policies. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord and any Mortgagee as required by this Lease. Each policy of insurance shall provide notification to Landlord and any first Mortgagee at least thirty (30) days prior to any non-renewal, cancellation or modification to reduce the insurance coverage.
(c)     Insurance claims by reason of damage to or destruction of any portion of the Premises shall be adjusted by Tenant if an Event of Default does not then exist and the reasonable estimate of the cost to repair the damage does not exceed Five Million Dollars ($5,000,000), or by Landlord if an Event of Default then exists or if the reasonable estimate of the cost to repair the damage exceeds Five Million Dollars ($5,000,000). Tenant shall, promptly after any damage or destruction to the Premises, advise Landlord and any first Mortgagee of such occurrence and consult with Landlord and any first Mortgagee throughout the process of adjusting any such claim. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer. Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant’s written request upon the receipt by Landlord of an indemnity from Tenant against all costs, liabilities and expenses in connection therewith. Subject to the provisions of Paragraphs 13 and 15, proceeds from the property insurance policy, net of Tenant’s, and, if applicable, Landlord’s and Mortgagee’s expenses incurred in adjusting and collecting such proceeds (such net amount being the “Net Insurance Proceeds”) shall be made available by Landlord or Mortgagee to Tenant; provided, however, that if the estimated cost to repair the damage exceeds Five Million Dollars ($5,000,000), such proceeds shall be made available by Landlord or Mortgagee to Tenant but only upon submission to Landlord and any Mortgagee (A) prior to commencement of work, of plans and specifications covering all repair and restoration work in form and substance acceptable to Landlord and Mortgagee, and (B) prior to each periodic disbursement: (1) reasonable evidence that the remaining unapplied proceeds of the insurance will be sufficient to pay the remaining cost of the reconstruction or repair and provide a reasonable reserve for contingencies, (2) certificates of Tenant delivered to Landlord from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work and has sufficient funds remaining to complete the work free of liens or claims, (3) owner’s and contractor’s sworn statements in customary form and appropriate waivers of mechanic’s or construction liens, (4) architect’s certificates in customary form covering the work for which payment is requested, and (5) such other requirements as may be imposed by any Mortgagee. Subject to the provisions of Paragraphs 13 and 15, any proceeds remaining after Tenant has repaired the Premises pursuant to Paragraph 13 shall be delivered to Tenant. No proceeds shall be made available to Tenant pursuant to this subparagraph 12(c) if an Event of Default has occurred and is continuing.
(d)     In the event Tenant does not purchase the insurance required by this Lease, or fails to keep the same in full force and effect or fails to provide Landlord with evidence of the insurance required to be carried or the payment of premiums therefor as required by this Lease within the time periods provided therefor in subparagraph 12(b), then in any such event Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium therefor. The Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand together with interest at the Default Rate on such payment from the date expended until the date reimbursed. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all expenses (including reasonable attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.
(e)     Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force any of the Required Insurance to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss to the extent of any deficiency in the Required Insurance, and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of the Premises, occurring during any period when the Tenant may have failed or neglected to obtain the Required Insurance. Tenant shall indemnify Landlord and any Mortgagee for any cash outlays or other payments advanced by Landlord and any Mortgagee on account of any deductibles under Required Insurance policies.
(f)     All policies of insurance required under this Paragraph 12 (except, workers’ compensation insurance) shall contain clauses or endorsements to the effect that:
(i)     no act or negligence of Landlord, or anyone acting for Landlord or of Tenant or any sublessee or other occupant of the Premises, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord and any Mortgagee is concerned; and
(ii)     Neither Landlord nor any Mortgagee shall be liable for any insurance premiums thereon or subject to any assessments thereunder.
13.	Casualty
(a)     Except as otherwise provided in Paragraph 15, if during the Term a part of the Premises shall be damaged or destroyed by casualty (“Casualty”), (i) Tenant shall promptly notify Landlord and Mortgagee thereof if the estimated cost of rebuilding, replacing and repairing the same shall be or exceed Five Million Dollars ($5,000,000); and (whether or not such estimated cost shall be or exceed Five Million Dollars ($5,000,000) and whether or not insurance proceeds are or will ever be available therefor) Tenant shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Premises, at its expense, in conformity with the requirements of Paragraph 11 (as if such work were Alterations) in such manner as to restore the same to the same or better condition and equivalent or better value, as nearly as possible, as existed immediately prior to such casualty and (ii) there shall be no abatement of Basic Rent or Additional Rent.

(b)     Notwithstanding anything in this Paragraph 13 to the contrary, if an Event of Default has occurred and is continuing, Landlord, in the exercise of its sole and absolute discretion, shall have the right, without limiting Tenant’s obligations under subparagraph 13(a), to receive and retain any insurance proceeds from any Casualty and to apply the same to any amounts due under this Lease in any manner as Landlord, in its sole discretion, may determine, instead of making such proceeds available to Tenant for the rebuilding or restoration of the damaged portion of the Premises; provided, however, that if Tenant purchases the Premises pursuant to an Event of Loss Purchase Offer, Tenant shall receive a credit for the Net Insurance Proceeds retained by Landlord.
14.	Condemnation
(a)     Subject to the rights of Tenant set forth in this Paragraph 14 and in subparagraph 15(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to the taking of the Premises or any part thereof, by Condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary taking of any interest in or the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military, whether the same shall be paid or payable in respect of Tenant’s leasehold interest hereunder or otherwise; provided, however, the foregoing assignment shall not apply to any separate award which Tenant may be entitled to claim against the condemnor with respect to Tenant’s relocation expenses or with respect to the value of Tenant’s personal property, so long as such separate award does not reduce the Net Award to which Landlord is otherwise entitled. Landlord and any first Mortgagee shall be entitled to participate in any such proceeding and the expenses of Landlord and Mortgagee (including reasonable counsel fees and expenses) shall be paid by Tenant.
(b)     For purposes of this Lease, (i) “Condemnation” shall mean a governmental taking of all or any material portion of the Premises; and (ii) a “Material Temporary Taking” shall mean a temporary governmental taking of all or any material part of the Premises for a period in excess of twelve (12) months or a period extending beyond the end of the Term. If during the Term (A) a portion of the Premises shall be taken by Condemnation or other eminent domain proceedings which taking does not result in a termination of this Lease pursuant to Paragraph 15 or (B) the use or occupancy of the Premises or any part thereof shall be temporarily taken by any governmental authority and such temporary taking does not result in a termination of this Lease pursuant to Paragraph 15 (a taking described in clause (A) or (B) being a “Non-Termination Taking”), then this Lease shall continue in full force and effect without abatement or reduction of Basic Rent or Additional Rent notwithstanding such Condemnation or taking. Tenant shall, promptly after any Non-Termination Taking (including after the cessation of any temporary taking), at its expense, repair any damage caused thereby in conformity with the requirements of Paragraph 11 (as if such work were Alterations) so that, thereafter, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking. In the event of any Non-Termination Taking, Landlord shall make the Net Award available to Tenant to make such repair; provided, however, if such Net Award shall be in excess of Five Million Dollars ($5,000,000), Landlord shall make the Net Award available to Tenant only upon submission to Landlord and any Mortgagee (A) prior to commencement of work, plans and specifications covering all repair work in form and substance acceptable to Landlord and Mortgagee, and (B) prior to each periodic disbursement: (1) reasonable evidence that the remaining unapplied Net Award will be sufficient to pay the remaining unpaid cost of the repair and provide a reasonable contingency reserve, (2) certificates of Tenant delivered to Landlord from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work, (3) owner’s and contractor’s sworn statements in customary form and appropriate waivers of mechanic’s or construction liens, (4) architect’s certificates in customary form covering the work for which payment is requested, and (5) such other requirements as may be imposed by any Mortgagee. Any Net Award remaining after such repairs have been made, shall be delivered to Landlord, except that in the event of any temporary Non-Termination Taking, Tenant shall be entitled to receive the entire Net Award so remaining, less any costs incurred by Landlord or Mortgagee in connection therewith. If the cost of any repairs required to be made by Tenant pursuant to this subparagraph 14(b) shall exceed the amount of the Net Award, the deficiency shall be paid by Tenant. Notwithstanding anything herein to the contrary, no payments shall be made to Tenant pursuant to this subparagraph 14(b) if an Event of Default has occurred and is continuing.
(c)     Notwithstanding anything in this Paragraph 14 to the contrary, if an Event of Default has occurred and is continuing, Landlord, in the exercise of its sole and absolute discretion, shall have the right, without limiting Tenant’s obligations under subparagraphs 14(a) and (b), to receive and retain the entire award payable with respect to any Condemnation or temporary governmental taking and to apply the same to any amount due under this Lease in any manner as Landlord, in its sole discretion, may determine, instead of making such award available to Tenant for the rebuilding or restoration of the damaged portion of the Premises or otherwise; provided, however, that if Tenant purchases the Premises pursuant to an Event of Loss Purchase Offer, Tenant shall receive a credit for the Net Award retained by Landlord.
(d)     For the purposes of this Lease the term “Net Award” shall mean: (i) all amounts payable as a result of any Condemnation or other eminent domain or temporary taking proceeding, less all expenses for such proceeding not otherwise paid by Tenant in the collection of such amounts (including without limitation, all costs and expenses (including reasonable counsel fees and expenses) incurred by Landlord and a first Mortgagee in participating in any Condemnation or eminent domain or temporary taking proceedings) plus (ii) all amounts payable pursuant to any agreement with any condemning authority (which agreement shall be deemed to be a taking) which has been made in settlement of or under threat of any Condemnation or other eminent domain or temporary taking proceeding affecting the Premises, less all expenses incurred as a result thereof not otherwise paid by Tenant in the collection of such amounts (including without limitation, all costs and expenses (including reasonable counsel fees and expenses) incurred by Landlord in participating in any Condemnation or eminent domain or temporary taking proceedings).

15.	Termination of Lease Following Major Casualty, Major Condemnation or Material Temporary Taking
(a)     If a (1) Casualty, (2) Condemnation, or (3) Material Temporary Taking shall affect all or a substantial portion of the Premises, and:
(i)     in the case of a Casualty, such Casualty shall be deemed a “total loss” for insurance purposes or shall be determined to be a loss of such dimension that the Premises cannot be completely restored or rebuilt within two hundred seventy (270) days computed from the hypothetical date of commencement of such construction after adjustment of any insurance claim (a “Major Casualty”);
(ii)     in the case of a Condemnation (other than a temporary taking), such Condemnation shall, in Tenant’s good faith judgment, as evidenced by a determination of Tenant’s Board of Directors, render the Premises unsuitable for restoration for continued use and occupancy in Tenant’s business; or
(iii)     in the case of a Material Temporary Taking, such Material Temporary Taking shall, in Tenant’s good faith judgment, as evidenced by a determination of Tenant’s Board of Directors, render the Premises unsuitable for continued use and occupancy in Tenant’s business during the period affected by such Material Temporary Taking;
then Tenant may, at its option, exercisable not later than ninety (90) days after the date of such Major Casualty or Condemnation or the commencement date of such Material Temporary Taking, deliver to Landlord and the first Mortgagee, if any, (A) notice (a “Termination Notice”) of its intention to terminate this Lease on the next rental payment date that occurs not less than ninety (90) days after the delivery of such notice (the “Termination Date”), (B) in the case of a Condemnation or Material Temporary Taking, a certificate of an authorized officer of Tenant describing the event giving rise to such termination and evidencing the determination of Tenant’s Board of Directors, as required under subparagraph 15(a)(ii) or (iii) above, (C) in the case of a Major Casualty, (x) the certificate of an architect licensed in the state in which the Premises is located stating that the architect has determined, in its good faith judgment, that the Premises cannot be completely restored or rebuilt for continued use and occupancy in Tenant’s business within a building construction period of two hundred seventy (270) days computed from the hypothetical date of commencement of such construction or (y) written confirmation from the issuer of the Property Insurance that it will treat the damage to the Improvements as a “total loss” and (D) an irrevocable offer (a “Event of Loss Purchase Offer”) by Tenant to Landlord to purchase the Premises on the Termination Date.
(b)     If Landlord shall reject (which rejection, to be effective, must be accompanied by the written consent of any first Mortgagee to such rejection) the Event of Loss Purchase Offer by written notice given to Tenant not later than fifteen (15) days prior to the Termination Date, this Lease shall terminate on the Termination Date, except with respect to obligations and liabilities of Tenant or Landlord hereunder, actual or contingent, which have arisen on or prior to the

Termination Date, upon payment by Tenant of all Basic Rent and Additional Rent and other sums then due and payable or accrued hereunder to and including the Termination Date, and the Net Award or Net Insurance Proceeds, as the case may be, shall belong to Landlord. Tenant shall, on or before the Termination Date, execute and deliver to Landlord an outright assignment of such award or proceeds in form and substance reasonably acceptable to Landlord and pay to Landlord an amount equal to any applicable insurance deductible. Unless Landlord and any first Mortgagee shall have rejected the Event of Loss Purchase Offer in accordance with this subparagraph 15(b), Landlord shall be conclusively considered to have accepted the Event of Loss Purchase Offer. In the event Landlord accepts the Event of Loss Purchase Offer, then, on the Termination Date, (1) Tenant shall pay to Landlord a purchase price determined pursuant to Exhibit 15-1 attached hereto, (2) Landlord shall convey to Tenant or its designee the Premises and (3) Landlord shall assign to Tenant or its designee all of Landlord’s interest in the Net Award or Net Insurance Proceeds, as the case may be, by assignment in form and substance reasonably acceptable to Tenant or, if Landlord has already received all or a portion of such Net Award or Net Insurance Proceeds, then Landlord shall pay the same to Tenant or Tenant’s designee after deducting Landlord’s costs payable by Tenant hereunder. Such sale shall otherwise be consummated in accordance with Exhibit 15-2 attached hereto. In the event Tenant fails to deliver the Termination Notice and Event of Loss Purchase Offer in accordance with the time deadlines set forth in this Paragraph 15, then, at Landlord’s election (which election in order to be effective must be accompanied by the written notice of first Mortgagee to the effect that such first Mortgagee also makes such election), Tenant shall have no right to terminate this Lease, and the Lease will continue in full force and effect, and in the case of a Condemnation or temporary taking, Tenant shall have no right to make a claim with the condemning authority (except as provided in the proviso at the end of the first sentence in subparagraph 14(a)), and the Net Award or Net Insurance Proceeds, as applicable, shall be made available for restoration in accordance with the terms of this Lease.
16.	Assignment and Subletting
(a)     Provided no Event of Default has occurred and is continuing, Tenant may sublet all or any part of the Premises (provided, that each such sublease shall expressly be made subject to the provisions of this Lease, including Paragraph 3) and Tenant may assign all its rights and interests under this Lease without Landlord’s prior consent, except as may be required below in this Paragraph 16. If Tenant assigns all its rights and interests under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder in an instrument, approved by Landlord as to form and substance (which approval will not be unreasonably withheld, conditioned or delayed) and delivered to Landlord at the time of such assignment. No assignment or sublease made as permitted by this Paragraph 16 shall affect or reduce any of the obligations of Tenant hereunder and (except for assignments pursuant to and in accordance with subparagraph 16(b)) the Tenant shall remain unconditionally liable therefor, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made; provided that performance by any such assignee or sublessee of any of the obligations of Tenant under this Lease shall be deemed to be performance by Tenant. No sublease or assignment made as permitted by this Paragraph 16 shall impose any obligations on

Landlord or otherwise affect any of the rights of Landlord under this Lease. Neither this Lease nor the Term hereby demised shall be mortgaged, pledged or hypothecated by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Premises or the rentals payable thereunder. Any mortgage, pledge, sublease or assignment made in violation of this Paragraph 16 shall be void. Tenant shall, within ten (10) business days after the execution and delivery of any such assignment or sublease of all or substantially all of the Premises, deliver a conformed copy thereof to Landlord. Within ten (10) business days after the execution and delivery of any sublease of a portion of the Premises, Tenant shall give notice to Landlord of the existence and term thereof, and of the name and address of the sublessee thereunder. In no event shall the term of a sublease of all or part of the Premises extend beyond the Expiration Date.
(b)     In addition to Tenant’s rights under subparagraph 16(a), Tenant shall have the right to assign its rights and interests under this Lease, without Landlord’s prior consent, to (i) the surviving entity in a statutory merger or consolidation of Tenant with another corporation or entity or (ii) an entity to which Tenant sells all or substantially all of its assets provided that in the case of (i) or (ii) (1) the surviving entity or transferee has a net worth (as determined using generally accepted accounting principles) immediately after giving effect to such transaction equal to or greater than that of Tenant immediately prior to such transaction and (2) Tenant gives Landlord no less than ten (10) days prior written notice of such merger or consolidation or transfer of assets, as the case may be, together with evidence reasonably satisfactory to Landlord of the satisfaction of such net worth requirement or (iii) Calamos Holdings LLC, a Delaware limited liability company presently contemplated to be established as the owner and operator of the business currently conducted by the subsidiaries of Tenant and which will, if such transaction occurs, by written instrument, substantially in the form of Exhibit 16(b) hereto, assume all of the obligations of Tenant under this Lease.
17.	Financial Statements
(a)     Tenant shall deliver to Landlord and each Mortgagee:
(i)     Quarterly Statements. Within 60 days after the end of each quarterly fiscal period in each fiscal year of Tenant (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
(A)     a consolidated balance sheet of Tenant and its Subsidiaries as at the end of such quarter, and
(B)     consolidated statements of income, changes in shareholders’ equity and cash flows of Tenant and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) applicable to quarterly financial statements generally, and certified by a senior financial officer of Tenant as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that, if Tenant files reports with the Commission pursuant to Section 13(a) or Section 15(d) under the Exchange Act, delivery within the time period specified above of copies of Tenant’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 17(a)(ii).
(ii)     Annual Statements. Within 105 days after the end of each fiscal year of Tenant, duplicate copies of,
(A)     a consolidated balance sheet of Tenant and its Subsidiaries, as at the end of such year, and
(B)     consolidated statements of income, changes in shareholders’ equity and cash flows of Tenant and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that, if Tenant files reports with the Commission pursuant to Section 13(a) or Section 15(d) under the Exchange Act, the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 17(a)(ii).
(b)     Additional Information. Tenant shall deliver to Landlord and each Mortgagee, with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of Tenant or any of its Subsidiaries or relating to the ability of Tenant to perform its obligations hereunder as from time to time may be reasonably requested by Landlord and any Mortgagee. Notwithstanding the foregoing provisions of subparagraph 17(a) to the contrary, in the event the Tenant assigns its interest in this Lease, then the quarterly and annual financial statements and reports described in subparagraph 17(a) will also be required of the then Tenant, in addition to any predecessor Tenant except that such statements and reports shall not be required from any predecessor Tenant in the case of an assignment pursuant to and in accordance with subparagraph 16(b) having occurred.

18.	Permitted Contests
So long as no Event of Default has occurred and is continuing, Tenant shall not be required to (i) pay any Imposition; (ii) comply with any Legal Requirements; (iii) discharge or remove any lien, encumbrance or charge; or (iv) obtain any waivers or settlements or make any changes to the physical condition of the Premises or take any other action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in subparagraph 10(b), so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings provided that (A) during the pendency of the contest there is prevented (1) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested (or in the alternative, Tenant pays the full amount in dispute under protest), (2) the sale, forfeiture or loss of the Premises, or any part thereof, or the Basic Rent or any Additional Rent, or any portion thereof, (3) any interference with the payment of the Basic Rent or any Additional Rent, or any portion thereof and (4) any impairment of the fair market value of the Premises; (B) Tenant provides to Landlord and any Mortgagee such security against any such lien, encumbrance or charge as Landlord or any Mortgagee shall reasonably request; and (C) such contest shall not subject Landlord or any Mortgagee to the risk of any criminal liability or any civil fines or penalties. While any such proceedings are pending, so long as all of the foregoing conditions continue to be met, Landlord shall not pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge thereby being contested. Tenant further agrees that each such contest shall be promptly prosecuted to a final conclusion. Tenant shall pay, indemnify, defend (with counsel reasonably acceptable to Landlord and any first Mortgagee) and hold harmless the Indemnified Parties against, any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses, including attorneys fees incurred to monitor any such proceedings if reasonably deemed necessary by Landlord or Mortgagee) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together will all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof.
19.	Default Provisions
(a)     Any of the following occurrences or acts shall constitute an event of default (herein called an "Event of Default") under this Lease:
(i)     If Tenant, from and after the commencement of the Term and during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (A) fail to make any payment when due of Basic Rent and such failure continues for five (5) days after written notice to Tenant thereof, (B) fail to make any payment when due of Additional Rent and such failure continues for fifteen (15) days following receipt of written notice to Tenant thereof, (C) fail to maintain any insurance required under this Lease in any material respect, or (D) fail to observe or perform any other provision hereof for thirty (30) days after written notice to Tenant of such failure has been given, provided, that in the case of any default referred to in this Lease which is reasonably susceptible of cure but cannot with diligence be cured within such thirty (30) day period (other than by the payment of money which can be cured within such thirty (30) day period), then, upon receipt by Landlord of a certificate of Tenant signed by an officer of Tenant stating the reason such default cannot be cured within thirty (30) days, describing the efforts being undertaken by Tenant to cure such default and reasonably estimating the cure period, and provided that Tenant at all times proceeds with good faith due diligence to cure such default, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with continuous, good faith due diligence (provided further that Tenant shall provide Landlord with an update of such original certificate, signed by an officer of Tenant, no less frequently than monthly, which update shall include a reasonably detailed description of what Tenant is continuing to do and what Tenant has then accomplished, and a reasonable estimate of how long it will take to complete the cure), but in no event shall the allowable cure period exceed one hundred eighty (180) days; or
(ii)     If any representation or warranty of Tenant set forth in the Participation and Loan Agreement or this Lease, or in any certificate or other instrument delivered in connection with the requirements of this Lease, shall prove to be incorrect in any material respect as of the time when the same shall have been made and as of the time when the incorrectness shall be discovered and if reasonably susceptible of cure shall not have been cured within thirty (30) days after receipt of written notice to Tenant thereof, provided that, upon receipt by Landlord of a certificate of Tenant signed by an officer of Tenant stating the reason such incorrectness has not been cured within such thirty (30) day period, describing the efforts being undertaken by Tenant to cure such default and reasonably estimating the cure period, and provided that Tenant at all times proceeds with good faith due diligence to cure such default, the time within which such incorrectness may be cured shall be extended for such period as may be necessary to complete the curing of the same with continuous, good faith due diligence (provided further that Tenant shall provide Landlord with an update of such original certificate, signed by an officer of Tenant, upon Landlord’s request, which update shall include a reasonably detailed description of what Tenant is continuing to do and what Tenant has then accomplished, and a reasonable estimate of how long it will take to complete the cure) but in no event shall the allowable cure period exceed one hundred eighty (180) days; or
(iii)     If Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter singly a "Bankruptcy Law” and collectively "Bankruptcy Laws") or if Tenant shall (A) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant’s property, or (B) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due or (C) make a general assignment for the benefit of its creditors, or (D) fail to controvert in timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant or otherwise filed against Tenant pursuant to any Bankruptcy Law, or (E) take any action in furtherance of any of the foregoing; or
(iv)     If an order for relief against Tenant shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within ninety (90) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking (A) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant, or (B) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or of any substantial portion of Tenant’s property, or (C) any similar relief as to Tenant pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for ninety (90) days.
(b)     If an Event of Default shall have occurred and be continuing during the Term, Landlord shall have, in its sole discretion, the following rights:
(i)     To cure any breach or perform any obligations of Tenant under this Lease and Tenant shall pay Landlord the cost thereof upon demand.
(ii)     To terminate the Term of this Lease by written notice to Tenant. Thereupon, the Term of this Lease and the estate hereby granted shall terminate on the date on which Tenant receives written notice thereof from Landlord as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein.
(iii)     To (A) re-enter and repossess the Premises or any part thereof by due process, summary proceedings, ejections or otherwise and (B) remove all persons and property therefrom, whether or not the Lease has been terminated pursuant to clause (ii) above, Tenant hereby expressly waiving any and all notices to quit, cure or vacate provided by current or any future law. Landlord shall have no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate the Term of this Lease unless a written notice of such intention be given to Tenant pursuant to clause (ii) above.

(iv)     To use reasonable efforts to relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine; provided Landlord shall use reasonable efforts to relet the Premises to the extent required by applicable law. Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.
(v)     In the event of re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Basic Rent and Additional Rent, in each case to and including the date of such re-entry, repossession or removal; and, thereafter, until the Term has expired or has been terminated, Tenant shall, whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages (A) all Basic Rent and all Additional Rent as and when such amounts would be payable under this Lease by Tenant in the absence of any such re-entry, repossession or removal, together with all expenses of Landlord in connection with such reletting efforts, if any (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses, employee’s expenses, alteration costs (including tenant improvements) and expenses of preparation for such reletting), less (B) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to subparagraph 19(b)(iv) above, provided that any net proceeds received by Landlord in excess of the amount due from Tenant under clause (A) shall be retained by Landlord. Notwithstanding the foregoing, in the event any such reletting is for a term longer than the balance of the Term, Tenant shall be responsible for only a proportionate part of the expenses based on the balance of the Term as compared to the fixed minimum term of the reletting. Tenant shall pay such liquidated and agreed current damages on the dates on which Rent would be payable under this Lease in the absence of such re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.
(vi)     In the event of the termination of the Term by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any damages pursuant to clause (v) above with respect to the period prior to such termination, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default and in lieu of all liquidated and agreed current damages in respect of Basic Rent and Additional Rent due beyond the date of such termination (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the sum of (A) the excess, if any, of (I) the aggregate of all Basic Rent and Additional Rent, in each case from the date of such termination for what is or would have been, in the absence of such termination, the then unexpired Term, discounted on a monthly basis at the then quoted semi-annual yields

(which shall be converted to monthly yields) on U.S. Treasury securities maturing nearest the end of the Term (as if no termination had occurred) (the "Discount Rate") over (II) the then fair rental value of the Premises for the same period, discounted on a monthly basis at the Discount Rate, plus (B) the amount of all Prepayment Premiums (as defined in Exhibit 15-2)) which may be payable to any Mortgagee due to a default or required prepayment under any Mortgage (or under any other loan document entered into in connection with or pursuant to such Mortgage) which results from such Event of Default or termination of the Lease, plus (C) Landlord’s other expenses incurred as a result of such Event of Default. If any applicable law shall limit the amount of liquidated final damages to less than the foregoing amount, Landlord shall be entitled to the maximum amount allowable under such law. In no event will Landlord be obligated to pay any amount to Tenant or otherwise account to Tenant if the amount specified in clause (A)(II) of this subparagraph 19(b)(vi) is greater than the amount specified in clause (A)(I) of this subparagraph 19(b)(vi). Tenant agrees that the credit provided to Tenant under clause (A)(II) of this subparagraph 19(b)(vi) shall fulfill any obligation imposed by law on Landlord to mitigate its damages.
(vii)     To accept Tenant’s irrevocable purchase offer (the "Default Purchase Offer") to purchase the Premises which Tenant shall be conclusively presumed to have made at the price determined pursuant to Exhibit 7 upon the occurrence of an Event of Default, which offer shall be deemed to be remade every January 1st, April 1st, July 1st and October 1st that occurs at least thirty-five (35) days after the occurrence of the Event of Default (each a "Quarterly Default Purchase Offer Date") until (A) the Term of this Lease has been terminated pursuant to this Paragraph 19, (B) the Default Purchase Offer or any Quarterly Default Purchase Offer has been accepted, or (C) no Event of Default shall be continuing, whichever of (A), (B) or (C) first occurs (each such quarterly offer being a "Quarterly Default Purchase Offer"). The Default Purchase Offer and each Quarterly Default Purchase Offer shall be deemed to contain a closing date of ninety (90) days following the Event of Default or the Quarterly Default Purchase Offer Date, as applicable, and the purchase shall be governed by the terms and conditions set forth in Exhibit 15-2.
(c)     No termination of this Lease pursuant to subparagraph 19(b)(ii), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to subparagraph 19(b)(iii) or otherwise, and no reletting of the Premises or any part thereof pursuant to subparagraph 19(b)(iv), and no payment of any amounts by Tenant under subparagraph 19(b) or the exercise by Landlord of any of its other rights under subparagraph 19(b) shall relieve Tenant of either (i) its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession, reletting or purchase or (ii) any liabilities under this Lease which by express provision of this Lease survive such expiration, termination, repossession, reletting or purchase.
(d)     Tenant shall reimburse Landlord from time to time upon demand for all reasonable costs and expenses incurred by Landlord in successfully enforcing any or all of Landlord’s rights under this Lease, including reasonable attorneys’ fees and expenses.

20.	Additional Rights of Landlord
(a)     The rights and remedies set forth in subparagraph 19(b) may be exercised in any order and in any combination whatsoever. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provision of this Lease, or to a decree or judgment compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.
(b)     Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised or for a lesser period after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the Term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.
(c)     Tenant shall promptly (upon receipt of any invoices therefor) reimburse Landlord and each Mortgagee for any reasonable costs and expenses incurred by Landlord and each such Mortgagee in connection with any consents, approvals, waivers or amendments requested by Tenant of Landlord and/or any Mortgagee or otherwise required under or in connection with this Lease.
21.	Notices, Demands and Other Instruments
Any notice, demand, request, consent, approval, or other instrument (“Notice”) which may be permitted, required or desired to be given in connection herewith shall be given in writing and directed to Tenant or Landlord (as applicable) as follows:

If to Tenant:	1111 E. Warrenville Road
Naperville, Illinois 60563
	Fax:	(630) 245-6343
	Attn:	James S. Hamman, Jr.

With a copy to:	Shearman & Sterling LLP
599 Lexington Avenue
New York, New York
	Fax:	(212) 848-7179
	Attn:	Michael J, Schiavone (34250/5)

If to Landlord:	1111 E. Warrenville Road
Naperville, Illinois 60563
	Fax:	(630) 245-6343
	Attn:	James S. Hamman, Jr.

With a copy to:	Shearman & Sterling LLP
599 Lexington Avenue
New York, New York
	Fax:	(212) 848-7179
	Attn:	Michael J, Schiavone (34250/5)
Notices shall be either (i) personally delivered (including delivery by reputable overnight or similar courier service) to the offices set forth above, in which case they shall be deemed delivered on the date of delivery to said offices, (ii) sent by certified United States mail, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the date of deposit in the United States mail or (iii) sent by facsimile, provided the sender of such facsimile has evidence that the facsimile was received by the addressee’s machine, in which case they shall be deemed delivered on the date of receipt by the addressee’s machine if received by 3:00 p.m. Central Time or the next business day if received after 3:00 p.m. Central Time. To be effective, copies of all notices to Landlord must be sent to any first Mortgagee of which Tenant has received written notice at the address and/or facsimile number specified in such notice (or such other address and/or facsimile number from time to time specified in writing by such first Mortgagee). Either party may by written notice to the other party given as provided hereunder change its address for service of Notice to any other recognized business address in the continental United States. Any address so designated shall include a street address for courier delivery.
22.	Transfer by Landlord
Landlord shall be free to transfer its fee interest in the Premises or any part thereof or interest therein, subject, however, to the terms of this Paragraph 22. Landlord shall be released from the responsibility for the performance of any liabilities and obligations which shall arise under the terms, covenants and conditions of this Lease subsequent to the date of any such permitted transfer. In no event shall a transfer or sale of Landlord’s interest under any of the provisions of this Paragraph 22 be binding upon Tenant until Tenant has received a copy of the original instrument assigning Landlord’s interest in this Lease. Such instrument shall evidence the fact that such assignee or transferee has assumed full and complete liability for all future obligations and responsibilities of Landlord (subject to the limitations set forth in Paragraph 38 of this Lease), which will arise under, out of and/or in connection with this Lease from and after the effective date of such assignment or transfer. In the event that Landlord transfers its interest in this Lease, Tenant agrees to attorn to such assignee or transferee with respect to Tenant’s obligations under this Lease so long as such assignee or transferee recognizes Tenant’s rights under this Lease. Tenant shall, upon Landlord’s or such transferee’s written request, enter into an attornment agreement providing for such attornment.
23.	Mortgaging by Landlord
Landlord shall be free to grant one or more mortgages, deeds of trust or like security interest in the Premises and this Lease (individually a “Mortgage”) to one or more mortgagees, deed of trust trustees or other grantees (individually, together with each holder of any note secured thereby, a “Mortgagee”) on the condition that either (a) this Lease shall be superior to the Mortgage, or (b) if this Lease is to be subordinate to the Mortgage, Tenant receives from the Mortgagee a nondisturbance agreement reasonably acceptable to Tenant, provided that in no event shall this Lease be subordinated to a junior mortgage and any attempted subordination of this Lease to a junior mortgage shall, at the option of the first Mortgagee, be void and of no effect. Tenant agrees to attorn, at the request of any Mortgagee, to such Mortgagee or other transferee upon a transfer of title by reason of foreclosure of such Mortgage or deed in lieu of foreclosure thereof. No such transfer shall be effective as to Tenant until Tenant receives written notice thereof and a copy of the deed or other instrument evidencing such transfer. In connection with any proposed transfer, pledge or mortgage of Landlord’s fee interest in the Premises or any portion of the ownership interests in Landlord, Tenant shall, within fifteen (15) days after Landlord’s written request therefor, provide Landlord and the proposed transferee and/or Mortgagee with confirmation in writing that Tenant shall recognize such transferee and Mortgagee as such in the event of the consummation of the transaction described in such notice.
Without limiting the generality of the foregoing, at the written direction of Landlord, Tenant shall agree in writing in respect of a first Mortgage for the benefit of the Mortgagee thereunder that (i) the Mortgagee is a direct assignee of Landlord’s interest under this Lease and (ii) until said Mortgage has been released of record, all payments of Basic Rent and Additional Rent (including any payments in respect of a conveyance of the Premises to Tenant pursuant to the terms of this Lease) are to be made as set forth in said direction (and such payments by Tenant to the Mortgagee shall be deemed payments to Landlord under the Lease) and no subsequent direction by Landlord shall be honored by Tenant until said Mortgage has been released of record unless the Mortgagee consents in writing to such subsequent direction. Any Mortgagee which becomes an assignee of Landlord’s interest in this Lease, whether by foreclosure of a Mortgage or pursuant to a deed in lieu thereof, or any successor to such assignee, shall not be obligated to perform any duty, covenant or condition required to be performed by Landlord under any of the terms hereof (except for obligations that first arise on and after such time as the Mortgagee shall obtain title to the Premises following foreclosure or deed in lieu of foreclosure), but on the contrary, Tenant and Landlord, by their respective executions hereof, each acknowledge and agree that notwithstanding any such assignment each and all of such duties, covenants or conditions required to be performed by Landlord shall survive any such assignment and shall be and remain the sole liability of Landlord. Subject to the prior sentence, any transferee of Landlord’s interest which acquires such interest from a Mortgagee, and any purchaser of such interest at a foreclosure sale in respect of a Mortgage (or transferee of a deed in lieu of such a foreclosure), shall not be obligated to any duty, covenant or condition required to be performed by Landlord under any of the terms hereof, which obligation first arises prior to said transferee’s or purchaser’s acquisition of Landlord’s interest under this Lease, shall not otherwise be liable for the defaults of any prior Landlord hereunder and shall not be obligated to account for or be subject to any offset in respect of (and Tenant shall be given no credit for) any payment of rent made more than thirty (30) days in advance of the due date of such payment unless and then only to the extent such rental payment is actually received by such Mortgagee or transferee. Without limiting the foregoing, Tenant acknowledges and agrees that the rights of all such assignees, purchasers and transferees in and to Basic Rent and Additional Rent shall not be subject to any abatement whatsoever, or be subject to any defense, setoff, counterclaim or recoupment or reduction of any kind by reason of any event or circumstance which occurred prior to the date upon which any such assignee, purchaser or transferee obtained title to the Premises or the Landlord’s interest in this Lease. Tenant shall pay when due all fees and expenses of any Mortgagee and its attorneys which are payable by Landlord pursuant to the terms of the Mortgage and which arise by reason of any default under this Lease or any request by Tenant for any amendment or modification of, or waiver or consent relating to, the terms of this Lease, any assignment or subletting or otherwise affecting the Premises.
24.	Estoppel Certificates
(a)     Tenant shall at any time and from time to time, but not more often than twice per calendar year, upon not less than fifteen (15) days prior request by Landlord or any Mortgagee, execute, acknowledge and deliver to such requesting party executed Tenant’s Certificates substantially in the forms attached hereto as Exhibits 24-1 and 24-2; together with such other factually correct information pertaining to this Lease as may be reasonably requested by Landlord or any Mortgagee. Any such certificate may be relied upon by any Mortgagee, prospective purchaser or prospective Mortgagee of the Premises.
(b)     Landlord shall at any time and from time to time, but not more often than twice per calendar year, upon not less than fifteen (15) days prior request by Tenant, execute, acknowledge and deliver to Tenant (or as Tenant may reasonably direct), a certificate reciting factually correct information pertaining to this Lease as reasonably requested by Tenant, including, without limitation, whether to Landlord’s actual knowledge Tenant is then in default hereunder, the last dates and amounts of Rent paid hereunder and the dates of any modifications to this Lease. Such certificates may be relied upon by the parties to whom Tenant requests that they be addressed, including Tenant’s lenders or a potential purchaser of Tenant.
25.	No Merger
There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any portion thereof.

26.	Surrender
Upon the termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the condition in which the Premises is to be kept under the other provisions of this Lease, including without limitation, Paragraph 10. Tenant shall, at Tenant’s expense, remove from the Premises prior to such termination all property not owned by Landlord, and immediately repair any damage caused by such removal. Any such property not so removed shall, at Landlord’s election, become the property of Landlord. Landlord may thereafter cause such property to be removed and disposed of and the cost of repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, upon termination of this Lease, all building fixtures and mechanical systems, including, but not limited to, the plumbing, electrical, heating, ventilation and air conditioning systems, shall remain on the Premises and shall become the property of Landlord.
28.	Severability
Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances shall at any time be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each such remaining term and provision of this Lease shall valid and shall be enforced to the extent permitted by law.
29.	Savings Clause
No provision contained in this Lease which purports to obligate the Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.
30.	Binding Effect
Subject to Paragraphs 22 and 23, all of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord, Tenant and any Mortgagee.
31.	Memorandum of Lease
Simultaneously with the execution and delivery hereof, Landlord and Tenant shall enter into and record, at Tenant’s expense, a memorandum of this Lease in the form of Exhibit 31 attached hereto.

32.	Table of Contents; Headings
The table of contents and headings used in this Lease are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.
33.	Governing Law
This Lease shall be governed by and interpreted under the laws of the state in which the Premises are located.
34.	Certain Definitions
(a)     The term "Building” means the improvements to be constructed on the Land. The term “Land” means that certain parcel of land containing approximately 5.3895 acres, with the corresponding legal description and address listed on Exhibit 1.1 attached hereto and made a part hereof, together with all of Landlord’s right, title and interest, if any, in and to all easements, rights of way, appurtenances, strips and gores of land, mineral rights, water rights and other interests, rights and benefits thereunto belonging, and to all public or private streets, roads, avenues, alleys, or passways, open or proposed, on or abutting the parcel of land,
(b)     The term “Change of Control” means any person (as such term is used in section 13(d) and section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date hereof) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than Permitted Holders, who become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date hereof), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of Tenant’s Voting Stock.
(c)     The term “COC Lease Prepayment Date” shall mean the date that is sixty (60) days following the date of the COC Lease Prepayment Notice.
(d)     The term "Legal Requirements” means collectively (i) all laws, rules, regulations, ordinances or orders, in effect from time to time, of all federal, state, local, county and other governmental authorities having authority over the Premises, any portion thereof, the use thereof, Tenant or Landlord, including without limitation, all Environmental Laws and the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq. and (ii) any covenants, restrictions or agreements to which the Premises are subject.
(e)     The term "Imposition” means:
(i)     all real estate taxes which either become due during the Term or accrue during the Term and all other assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the Term of this Lease and whether or not to be completed within the Term), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Premises or any part thereof, (B) any Basic Rent or any Additional Rent, (C) this Lease or the leasehold estate hereby created or which arise in respect of the ownership, operation, possession, occupancy or use of the Premises and which either become due during the Term or accrue during the Term;
(ii)     any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent or Additional Rent hereunder or levied upon or assessed against the Premises (but calculated assuming the Basic Rent and Additional Rent are the only receipts of Landlord);
(iii)     all sales and use taxes which may be levied or assessed against, or payable by, Landlord or Tenant on account of the acquisition, payment of rent or leasing or use of the Premises or any portion thereof; and
(iv)     all charges for water, sewer, gas, light, heat, telephone, electricity, power and other utilities and communications services rendered to or used on or about the Premises.
(f)     The term "Lease” means this Lease, as amended and modified from time to time, together with any memorandum or short form of lease entered into for the purpose of recording.
(g)     The term "Landlord” means the owner of the rights of the Landlord under this Lease and upon any assignment or transfer of such rights (except an assignment or transfer made as security for an obligation) any heirs, successors and assigns. The assignor or transferor shall be relieved of all future duties and obligations under this Lease provided the assignee or the transferee shall expressly agree in writing to be bound by and to assume all the covenants of Landlord hereunder arising from and after such assignment or transfer.
(h)     The term “Permitted Holders” shall mean (i) the Tenant and its Subsidiaries and employee benefit plans, (ii) John P. Calamos, Sr., Nick P. Calamos, John P. Calamos, Jr., and their spouses, ancestors, siblings, lineal descendants (including descendants by adoption) and spouses of their lineal descendants (hereinafter collectively referred to as “Calamos Family Members” or individually as a “Calamos Family Member”), (iii) the estate, executor of the Will or administrator of the Will or of the estate of a Calamos Family Member, (iv) any trust in which one or more Calamos Family Members has a beneficial interest, including, without limitation, those certain trusts commonly referred to as the John P. Calamos 1985 Trust dated August 21, 1985, the John P. Calamos Annuity Trust dated June 21, 1998 and the John P. Calamos Annuity Trust dated November 1, 1998, and (v) any corporation, partnership, limited liability company or similar entity in which one or more Calamos Family Members or trusts for the benefit of Calamos Family Members have, in the aggregate, either a direct or indirect beneficial interest or voting control of greater than 50%.

(i)     The term “Responsible Officer” means any of the chief financial officer, principal accounting officer, treasurer or comptroller of Tenant and any other officer of Tenant with responsibility for the administration of Section 43 hereof.
(k)     The term “Voting Stock” shall mean capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power of rights by reason of the happening of any contingency).
35.	Assignment of Intangibles
No later than ninety (90) days following the expiration or earlier termination of this Lease, Landlord may require in a written notice to Tenant that Tenant assign to Landlord, effective as of such expiration or earlier termination of the Term, all rights of Tenant in and to such intangible personal property used by Tenant in connection with the Premises as is designated by Landlord in such notice, including, without limitation, any contract rights, guaranties, licenses, permits, registrations and warranties (including without limitation licenses, permits and registrations pertaining to any clean-up or remediation of Hazardous Material on or about the Premises to the extent such licenses, permits and registrations may be assigned to Landlord) but excluding any trade names, service marks, corporate names, or business licenses used by Tenant in the operation of its business. Subject to and without release of any obligation of Tenant to Landlord under this Lease which by the terms of this Lease survives the termination or expiration of this Lease, including without limitation Tenant’s indemnity obligations under Paragraphs 7 and 8 of this Lease, Landlord shall assume any future obligations of Tenant in respect of any such assigned intangible personal property in form reasonably acceptable to Landlord and Tenant. Tenant shall execute such assignments and/or bills of sale of the intangible personal property as Landlord may reasonably request, provided the same do not impose any additional liability on Tenant and are otherwise reasonably acceptable to Tenant. The obligations of Tenant under this Paragraph 35 shall survive the expiration or earlier termination of this Lease.
36.	Representation and Warranties
To induce Landlord to enter into this Lease, Tenant makes the representations and warranties set forth in Exhibit 36 to this Lease.
37.	Exhibits
The Exhibits attached hereto are hereby incorporated by reference into this Lease and made a part hereof.

38.	Exculpatory Clause
Notwithstanding any provision of this Lease to the contrary, the liability of Landlord under and with respect to this Lease shall be limited to the interest of Landlord in the Premises or the proceeds thereof, and any judgment in favor of Tenant or any party claiming by, through or under Tenant against Landlord shall be collectible only out of Landlord’s interest in the Premises or the proceeds thereof, and in no event shall any judgment for damages be entered against Landlord which is in excess of the value of such interest.
39.	Jury Waiver
Landlord and Tenant each hereby waive any right it may have to trial by jury in any action or proceeding arising from a dispute under this Lease.
40.	Quiet Enjoyment
So long as Tenant is not in default beyond any applicable notice and cure periods of any of its covenants and obligations under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject, however, to the express terms and conditions of this Lease, including without limitation, Paragraphs 2 and 6 hereof.
41.	Landlord and Tenant Easements
(a)     Landlord shall join in, and shall use reasonable efforts to cause any Mortgagee to join in and subordinate the Mortgage to, easements or reciprocal easement agreements (each a "Tenant Easement” and collectively "Tenant Easements") required for Tenant’s use and operation of the Premises, provided (A) each such Tenant Easement does not reduce the value of the Premises or the projected value of the Premises at the end of the Term, (B) Tenant receives no material consideration for such Tenant Easement, and (C) each such Tenant Easement is otherwise reasonably acceptable to Landlord and each Mortgagee. Landlord and each Mortgagee shall not unreasonably withhold, condition or delay their consent to any such Tenant Easement.
(b)     Tenant shall join in and subordinate this Lease to easements or reciprocal easement agreements (each a "Landlord Easement” and collectively "Landlord Easements") which are either (i) reasonably required for the operation of the Premises (as opposed to Tenant’s business on the Premises) or which (ii) (A) do not materially interfere with Tenant’s use and operation of the Premises, (B) impose no material obligations on Tenant and (C) are otherwise reasonably acceptable to Tenant.
42.	Counterparts
This Lease may be executed in counterparts, each of which shall be fully effective and all of which together shall constitute one and the same instrument.

43.	Change of Control.
Tenant shall, within ten (10) business days after any Responsible Officer has knowledge of the occurrence of any Change of Control, give written notice thereof (a “COC Notice”) to Landlord and Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as trustee, as mortgagee under that certain Mortgage granted by Landlord dated the date hereof (“Lender”). If a Change of Control shall have occurred, then Landlord or, so long as the Debt (as defined in the Mortgage) secured by the Mortgage shall not be paid in full, Lender on behalf of Landlord, may, at its option, require Tenant to pay to Landlord (a “Lease Prepayment”) an amount equal to the aggregate of all Basic Rent, in each case from the COC Lease Prepayment Date for what is the then unexpired Term, discounted on a monthly basis at the lower of (x) Discount Rate (as defined in Section 19(b)(vi) hereof) and (y) 6.00% per annum. Landlord or Lender, as the case may be, may exercise such option by causing a notice (“COC Lease Prepayment Notice”) of such election to be delivered to Tenant (and Landlord, if such notice is sent by Lender) not later than thirty (30) business days following the date of the COC Notice. Upon consummation of the Lease Prepayment on the COC Lease Prepayment Date, the obligations of Tenant under the Lease with respect to the payment of Basic Rent shall be deemed satisfied in full and Tenant shall have no further obligation with respect thereto; provided, however, the Lease shall otherwise remain in full force and effect.

In Witness Whereof, the parties hereto have executed this Lease as of the day and year first above set forth.

Landlord 2020 CALAMOS COURT LLC, a Delaware limited liability company
By:	/s/ Patrick H. Dudasik
	Name:	Patrick H. Dudasik
Its: EVP, Chief Financial and Administrative Officer and Treasurer

Tenant CALAMOS HOLDINGS, INC., a Delaware corporation
By:	/s/ James S. Hamman, Jr.
	Name:	James S. Hamman, Jr.
Its: EVP, General Counsel and Secretary

Exhibit 1.1
Legal Description

Common Address:	2020 Calamos Court Naperville, Illinois
Legal Description:
LOT 2 IN CALAMOS CORPORATE CENTER, BEING A RESUBDIVISION OF LOT 4 IN WESTINGS CORPORATE COMMUNITY SUBDIVISION, ALL IN SECTION 3, TOWNSHIP 38 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF TO BE RECORDED IN DUPAGE COUNTY, ILLINOIS, AS CURRENTLY DEPICTED ON THAT CERTAIN PRELIMINARY FINAL P.U.D. PLAT OF RESUBDIVISION OF CALAMOS CORPORATE CENTER PREPARED BY V3 CONSULTANTS DATED SEPTEMBER 14, 2004, AND IDENTIFIED AS PROJECT NO. 03167.05.

Exhibit 2
Building Plans
The 100% Construction Documents, dated April 2, 2004, including Part 1 of 2 and Part 2 of 2, for the Calamos Investments Financial Center in Naperville, Illinois, which documents where prepared by: The Brickman Group, Ltd., Landscape Architects, Environmental Systems Design, Inc., MEP & FP Engineers, Lohan Caprile Goeltsch, Architects, Planners and Interior Designers, Chris P. Stefanos Associates, Inc., Structural Engineers, V3 Consultants, Civil Engineers, S3 Consultants, Food Service Consultants, Sako and Associates, Security Consultants, Schuler & Shook, Inc., Lighting Consultants and Shiner & Associates, Acoustic Consultants.

Exhibit 5
Basic Rent

Rental Period	Annual Basic Rent	Monthly Basic Rent
On any Basic Rent Payment Date occurring From Rent Commencement until May 1, 2006:
		$237,183.33
For the twelve-month period beginning June 1, 2006 and each succeeding twelve-month period, as Follows:
2	$2,931,585.96	$244,298.83
3	$3,019,533.60	$251,627.80
4	$3,110,119.56	$259,176.63
5	$3,203,423.16	$266,951.93
6	$3,299,525.88	$274,960.49
7	$3,398,511.60	$283,209.30
8	$3,500,466.96	$291,705.58
9	$3,605,481.00	$300,456.75
10	$3,713,645.40	$309,470.45
11	$3,825,054.84	$318,754.57
12	$3,939,806.40	$328,317.20
13	$4,058,000.64	$338,166.72
14	$4,179,740.64	$348,311.72
15	$4,305,132.84	$358,761.07
16	$4,434,286.92	$369,523.91
17	$4,567,315,44	$380,609.62
18	$4,704,334.92	$392,027.91
19	$4,845,465.00	$403,788.75
20	$4,990,828.92	$415,902.41

Exh. 5 - 1

Exhibit 7
Default Purchase Offer Price
The purchase price to be paid by Tenant to Landlord pursuant to a Default Purchase Offer or Quarterly Default Purchase Offer shall be the amount set forth in the column entitled Purchase Price for the relevant period (adjusted, as necessary, for any payment received during the relevant month in respect of the promissory note referred to below) in which the Default Purchase Offer or Quarterly Default Purchase Offer shall occur as follows on the attached sheets, plus the Make-Whole Premium (as defined in that certain 6.00% senior secured promissory note in the principal amount of $41,900,000 from Landlord to Wells Fargo Bank Northwest, National Association, as Trustee):

Date	Period	Purchase Price
June 2005	1	$41,900,000.00
July 2005	2	$41,872,441.67
August 2005	3	$41,844,745.54
September 2005	4	$41,816,910.94
October 2005	5	$41,788,937.16
November 2005	6	$41,760,823.51
December 2005	7	$41,732,569.29
January 2006	8	$41,704,173.81
February 2006	9	$41,675,636.34
March 2006	10	$41,646,956.19
April 2006	11	$41,618,132.64
May 2006	12	$41,589,164.97
June 2006	13	$41,560,052.46
July 2006	14	$41,523,678.89
August 2006	15	$41,487,123.45
September 2006	16	$41,450,385.23
October 2006	17	$41,413,463.33
November 2006	18	$41,376,356.81
December 2006	19	$41,339,064.76
January 2007	20	$41,301,586.25
February 2007	21	$41,263,920.35
March 2007	22	$41,226,066.12
April 2007	23	$41,188,022.62
May 2007	24	$41,149,788.89
June 2007	25	$41,111,364.01
July 2007	26	$41,065,418.03
August 2007	27	$41,019,242.32
September 2007	28	$40,972,835.73

Exh. 7 - 1

Date	Period	Purchase Price
October 2007	29	$40,926,197.11
November 2007	30	$40,879,325.30
December 2007	31	$40,832,219.13
January 2008	32	$40,784,877.43
February 2008	33	$40,737,299.01
March 2008	34	$40,689,482.71
April 2008	35	$40,641,427.33
May 2008	36	$40,593,131.66
June 2008	37	$40,544,594.52
July 2008	38	$40,488,265.87
August 2008	39	$40,431,655.56
September 2008	40	$40,374,762.21
October 2008	41	$40,317,584.39
November 2008	42	$40,260,120.68
December 2008	43	$40,202,369.65
January 2009	44	$40,144,329.86
February 2009	45	$40,085,999.88
March 2009	46	$40,027,378.25
April 2009	47	$39,968,463.51
May 2009	48	$39,909,254.19
June 2009	49	$39,849,748.83
July 2009	50	$39,782,170.64
August 2009	51	$39,714,254.57
September 2009	52	$39,645,998.91
October 2009	53	$39,577,401.97
November 2009	54	$39,508,462.05
December 2009	55	$39,439,177.43
January 2010	56	$39,369,546.38
February 2010	57	$39,299,567.18
March 2010	58	$39,229,238.09
April 2010	59	$39,158,557.35
May 2010	60	$39,087,523.20
June 2010	61	$39,016,133.89
July 2010	62	$38,936,379.07
August 2010	63	$38,856,225.47
September 2010	64	$38,775,671.11
October 2010	65	$38,694,713.98
November 2010	66	$38,613,352.06
December 2010	67	$38,531,583.33
January 2011	68	$38,449,405.76
February 2011	69	$38,366,817.30

Date	Period	Purchase Price
March 2011	70	$38,283,815.90
April 2011	71	$38,200,399.49
May 2011	72	$38,116,565.99
June 2011	73	$38,032,313.33
July 2011	74	$37,939,390.60
August 2011	75	$37,846,003.25
September 2011	76	$37,752,148.96
October 2011	77	$37,657,825.40
November 2011	78	$37,563,030.22
December 2011	79	$37,467,761.07
January 2012	80	$37,372,015.57
February 2012	81	$37,275,791.35
March 2012	82	$37,179,086.00
April 2012	83	$37,081,897.12
May 2012	84	$36,984,222.31
June 2012	85	$36,886,059.11
July 2012	86	$36,778,908.83
August 2012	87	$36,671,222.79
September 2012	88	$36,562,998.32
October 2012	89	$36,454,232.73
November 2012	90	$36,344,923.31
December 2012	91	$36,235,067.34
January 2013	92	$36,124,662.10
February 2013	93	$36,013,704.82
March 2013	94	$35,902,192.76
April 2013	95	$35,790,123.15
May 2013	96	$35,677,493.18
June 2013	97	$35,564,300.06
July 2013	98	$35,441,789.81
August 2013	99	$35,318,667.01
September 2013	100	$35,194,928.59
October 2013	101	$35,070,571.49
November 2013	102	$34,945,592.59
December 2013	103	$34,819,988.81
January 2014	104	$34,693,757.00
February 2014	105	$34,566,894.03
March 2014	106	$34,439,396.75
April 2014	107	$34,311,261.99
May 2014	108	$34,182,486.55
June 2014	109	$34,053,067.23
July 2014	110	$33,913,987.11

Date	Period	Purchase Price
August 2014	111	$33,774,211.59
September 2014	112	$33,633,737.20
October 2014	113	$33,492,560.43
November 2014	114	$33,350,677.78
December 2014	115	$33,208,085.72
January 2015	116	$33,064,780.69
February 2015	117	$32,920,759.14
March 2015	118	$32,776,017.49
April 2015	119	$32,630,552.12
May 2015	120	$32,484,359.43
June 2015	121	$32,337,435.77
July 2015	122	$32,180,493.38
August 2015	123	$32,022,766.28
September 2015	124	$31,864,250.55
October 2015	125	$31,704,942.24
November 2015	126	$31,544,837.38
December 2015	127	$31,383,932.00
January 2016	128	$31,222,222.09
February 2016	129	$31,059,703.64
March 2016	130	$30,896,372.59
April 2016	131	$30,732,224.89
May 2016	132	$30,567,256.44
June 2016	133	$30,401,463.16
July 2016	134	$30,225,278.27
August 2016	135	$30,048,212.46
September 2016	136	$29,870,261.32
October 2016	137	$29,691,420.42
November 2016	138	$29,511,685.32
December 2016	139	$29,331,051.54
January 2017	140	$29,149,514.60
February 2017	141	$28,967,069.97
March 2017	142	$28,783,713.11
April 2017	143	$28,599,439.47
May 2017	144	$28,414,244.47
June 2017	145	$28,228,123.49
July 2017	146	$28,031,222.39
August 2017	147	$27,833,336.78
September 2017	148	$27,634,461.74
October 2017	149	$27,434,592.33
November 2017	150	$27,233,723.57
December 2017	151	$27,031,850.47

Date	Period	Purchase Price
January 2018	152	$26,828,968.00
February 2018	153	$26,625,071.12
March 2018	154	$26,420,154.76
April 2018	155	$26,214,213.81
May 2018	156	$26,007,243.16
June 2018	157	$25,799,237.66
July 2018	158	$25,580,047.13
August 2018	159	$25,359,760.64
September 2018	160	$25,138,372.72
October 2018	161	$24,915,877.87
November 2018	162	$24,692,270.53
December 2018	163	$24,467,545.16
January 2019	164	$24,241,696.17
February 2019	165	$24,014,717.93
March 2019	166	$23,786,604.80
April 2019	167	$23,557,351.10
May 2019	168	$23,326,951.13
June 2019	169	$23,095,399.17
July 2019	170	$22,852,240.09
August 2019	171	$22,607,865.22
September 2019	172	$22,362,268.47
October 2019	173	$22,115,443.74
November 2019	174	$21,867,384.89
December 2019	175	$21,618,085.74
January 2020	176	$21,367,540.09
February 2020	177	$21,115,741.72
March 2020	178	$20,862,684.36
April 2020	179	$20,608,361.71
May 2020	180	$20,352,767.44
June 2020	181	$20,095,895.21
July 2020	182	$19,826,975.78
August 2020	183	$19,556,711.75
September 2020	184	$19,285,096.41
October 2020	185	$19,012,122.98
November 2020	186	$18,737,784.69
December 2020	187	$18,462,074.71
January 2021	188	$18,184,986.18
February 2021	189	$17,906,512.20
March 2021	190	$17,626,645.86
April 2021	191	$17,345,380.18
May 2021	192	$17,062,708.18

Date	Period	Purchase Price
June 2021	193	$16,778,622.82
July 2021	194	$16,482,031.31
August 2021	195	$16,183,956.84
September 2021	196	$15,884,392.00
October 2021	197	$15,583,329.34
November 2021	198	$15,280,761.37
December 2021	199	$14,976,680.55
January 2022	200	$14,671,079.33
February 2022	201	$14,363,950.11
March 2022	202	$14,055,285.23
April 2022	203	$13,745,077.04
May 2022	204	$13,433,317.80
June 2022	205	$13,119,999.77
July 2022	206	$12,793,696.86
August 2022	207	$12,465,762.43
September 2022	208	$12,136,188.33
October 2022	209	$11,804,966.36
November 2022	210	$11,472,088.28
December 2022	211	$11,137,545.81
January 2023	212	$10,801,330.63
February 2023	213	$10,463,434.37
March 2023	214	$10,123,848.63
April 2023	215	$9,782,564.97
May 2023	216	$9,439,574.88
June 2023	217	$9,094,869.84
July 2023	218	$8,736,680.44
August 2023	219	$8,376,700.10
September 2023	220	$8,014,919.85
October 2023	221	$7,651,330.70
November 2023	222	$7,285,923.61
December 2023	223	$6,918,689.48
January 2024	224	$6,549,619.18
February 2024	225	$6,178,703.52
March 2024	226	$5,805,933.29
April 2024	227	$5,431,299.21
May 2024	228	$5,054,791.96
June 2024	229	$4,676,402.17
July 2024	230	$4,284,006.77
August 2024	231	$3,889,649.39
September 2024	232	$3,493,320.23
October 2024	233	$3,095,009.42

Date	Period	Purchase Price
November 2024	234	$2,694,707.06
December 2024	235	$2,292,403.18
January 2025	236	$1,888,087.79
February 2025	237	$1,481,750.82
March 2025	238	$1,073,382.16
April 2025	239	$662,971.66
May 2025	240	$250,509.11

Exhibit 9
Permitted Exceptions
The following items, to the extent that each affects the Premises, are the “Permitted Exceptions”:
1.	Real Estate taxes that are not yet due or payable.

2.	Covenants and Restrictions (but omitting any such covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (A) is exempt under Chapter 42, Section 3607 of the United States Code or (B) relates to handicap but does not discriminate against handicapped persons), relating in part to walking path easement, association, assessments and lien therefore, contained in the document recorded August 9, 2000 as Document No. R2000-122044 which does not contain a reversionary or forfeiture clause.

3.	Grant to the Illinois Toll Highway Commission Recorded May 1, 1957 as Document 840858 of a perpetual easement for highway purposes, including the construction, relocation, operation, regulation and maintenance of an access or by-pass road over the premises hereinafter described and releasing the Grantee from all claims for damages to all property adjoining the said premises belonging to said Grantors which may be sustained by said Grantors by reason of the taking and using of the property herein described for highway purposes.

4.	Easement in favor of Nicor, and its successors and assigns, to install, operate and maintain all equipment necessary for the purpose of serving the land and other property, together with the right of access to said equipment, and the provisions relating thereto contained in the Plat recorded as document No. R1999-227365, said easement also being shown on the Plat of Westings Corporate Community, aforesaid, affecting:

25 feet along the West Line and 30 feet along the Southwesterly Lines of Lot 4.

5.	Building line as shown on Plat of Westings Corporate Community, aforesaid, as follows:

30 feet along the Northerly Line, 20 feet along the Easterly Lines, 55 feet along the Westerly Line and 75 feet along the Southwesterly Lines of Lot 4.

6.	Public Utility and Drainage Easement as shown and set forth on the Plat of Westings Corporate Community, aforesaid, as follows:

10 feet along part of the Easterly Line and a 10 foot strip near the Westerly Line of Lot 4.

7.	Reservation for future IDOT dedication as shown and set forth on the Plat of Westings Corporate Community, aforesaid, as follows:

25 feet along most of the Westerly Line widening to 48.09 feet as measured along the Southerly Line of Lot 4 (see Plat for exact location).

8.	IDOT restriction contained on the Plat of Westings Corporate Community, Aforesaid, as follows:

No direct address to Illinois Route 59 from Lots 1 and 4.

9.	Driveway Easement Recorded/Filed August 9, 2000 as Document No. R2000-122047 and the terms and provisions contained therein.

10.	The following matters of survey as disclosed on survey made by SPACECO., INC. Dated Apr. 14, 2003, Job No. 2716:

Gas Main Lines Storm Sewer Lines.

11.	Terms, provisions and conditions of Access Easement Reserved in Special Warranty Deed Dated December 27, 2000 Recorded January 2, 2001 as Document R2001-000778 for the purpose of vehicular ingress and egress over and across that certain roadway depicted in said easement between Westings Avenue and a pipeline station located on land south of the land.

12.	Terms, conditions and provisions contained in an unrecorded Landowner/Operator Agreement and Memorandum of Understanding dated March 2, 2003 between Illinois Corporate Properties 1, LLC, as “Landowner” and Dukane Farms, Inc., as “Operator” disclosed on an Alta Statement dated — executed by Illinois Corporate Properties 1, LLC.

Exhibit 11-A
Description of Tenant’s Initial Improvements
The design development plans, dated June 11, 2004, for the office interiors at the Calamos Financial Center in Naperville, Illinois, which plans were prepared by Lohan Anderson, Architects, Planners and Interior Designers, and Environmental Systems Design, Inc., MEP & FP Engineers.

Exhibit 11-B
TI Credit Disbursement Procedures
Provided that no Event of Default shall have occurred and be continuing, Landlord shall disburse the TI Credit in accordance with the following:
(a)     Prior to any payment by Landlord of any portion of the TI Credit, Tenant shall deliver to Landlord (i) the estimated commencement and completion date for each trade performing work in the Premises and (ii) an estimate of the total direct costs of Tenant’s Initial Improvements.
(b)     All payments to be made by Landlord to Tenant in accordance with the provisions of this Exhibit 11-B shall be paid to Tenant on the twenty-eighth (28th) day of the month, provided Landlord has received requisitions from Tenant satisfying the following conditions: Any requisitions for payment presented to Landlord hereunder shall be in the form of an AIA Application for Payment with respect to, and in any event contain a complete description of, the Work completed and in place through the last day of the preceding month, including, without limitation, a description of the percentage of Work completed by each subcontractor performing Work in connection with the construction and the amounts then due and payable in respect thereof and shall be (i) submitted before the thirteenth (13th) day of each month; (ii) marked “Approved for Payment”, and be countersigned by Tenant, Tenant’s general contractor and Tenant’s architect and (iii) shall be accompanied by (A) waivers of liens by Tenant’s contractor and subcontractors with respect to the Work covered by all prior requisitions for which payment has been made, (B) certification of Tenant’s architect in the form reasonably satisfactory to Landlord, and (C) such other instruments, documents and information pertaining to the requisition as Landlord may reasonably request. Provided Tenant’s request shall specify that failure to disapprove the release of the amount requested within ten (10) business days shall be deemed approval thereof, failure timely to disapprove the same as aforesaid shall be deemed to be approval thereof in writing by Landlord. Landlord shall specify in reasonable detail its reason(s) for any such disapproval.
(c)     In no event shall Landlord be required to disburse any portion of the TI Credit to pay for materials to be employed in the construction unless and until such materials are delivered to the Building. Any request for a disbursement of a portion of the TI Credit in respect of materials, equipment or furnishings which are not incorporated into the Premises as of the date of the request shall be accompanied by (i) proof that such stored materials are included within the coverages of insurance policies carried by Tenant, (ii) evidence reasonably satisfactory to Landlord that such materials are owned by Tenant free of liens and claims of third parties and (iii) evidence that such materials are adequately protected against theft or damage.

Exhibit 15-1
Event of Loss Purchase Offer Price
The purchase price to be paid by Tenant to Landlord pursuant to an Event of Loss Purchase Offer shall be as follows on the attached sheets (adjusted, as necessary, for any payment received during the relevant month in respect of the promissory note referred to below):

Date	Period	Purchase Price
June 2005	1	$41,900,000.00
July 2005	2	$41,872,441.67
August 2005	3	$41,844,745.54
September 2005	4	$41,816,910.94
October 2005	5	$41,788,937.16
November 2005	6	$41,760,823.51
December 2005	7	$41,732,569.29
January 2006	8	$41,704,173.81
February 2006	9	$41,675,636.34
March 2006	10	$41,646,956.19
April 2006	11	$41,618,132.64
May 2006	12	$41,589,164.97
June 2006	13	$41,560,052.46
July 2006	14	$41,523,678.89
August 2006	15	$41,487,123.45
September 2006	16	$41,450,385.23
October 2006	17	$41,413,463.33
November 2006	18	$41,376,356.81
December 2006	19	$41,339,064.76
January 2007	20	$41,301,586.25
February 2007	21	$41,263,920.35
March 2007	22	$41,226,066.12
April 2007	23	$41,188,022.62
May 2007	24	$41,149,788.89
June 2007	25	$41,111,364.01
July 2007	26	$41,065,418.03
August 2007	27	$41,019,242.32
September 2007	28	$40,972,835.73
October 2007	29	$40,926,197.11
November 2007	30	$40,879,325.30
December 2007	31	$40,832,219.13
January 2008	32	$40,784,877.43
February 2008	33	$40,737,299.01
March 2008	34	$40,689,482.71

Exh. 15-1 - 1

Date	Period	Purchase Price
April 2008	35	$40,641,427.33
May 2008	36	$40,593,131.66
June 2008	37	$40,544,594.52
July 2008	38	$40,488,265.87
August 2008	39	$40,431,655.56
September 2008	40	$40,374,762.21
October 2008	41	$40,317,584.39
November 2008	42	$40,260,120.68
December 2008	43	$40,202,369.65
January 2009	44	$40,144,329.86
February 2009	45	$40,085,999.88
March 2009	46	$40,027,378.25
April 2009	47	$39,968,463.51
May 2009	48	$39,909,254.19
June 2009	49	$39,849,748.83
July 2009	50	$39,782,170.64
August 2009	51	$39,714,254.57
September 2009	52	$39,645,998.91
October 2009	53	$39,577,401.97
November 2009	54	$39,508,462.05
December 2009	55	$39,439,177.43
January 2010	56	$39,369,546.38
February 2010	57	$39,299,567.18
March 2010	58	$39,229,238.09
April 2010	59	$39,158,557.35
May 2010	60	$39,087,523.20
June 2010	61	$39,016,133.89
July 2010	62	$38,936,379.07
August 2010	63	$38,856,225.47
September 2010	64	$38,775,671.11
October 2010	65	$38,694,713.98
November 2010	66	$38,613,352.06
December 2010	67	$38,531,583.33
January 2011	68	$38,449,405.76
February 2011	69	$38,366,817.30
March 2011	70	$38,283,815.90
April 2011	71	$38,200,399.49
May 2011	72	$38,116,565.99
June 2011	73	$38,032,313.33
July 2011	74	$37,939,390.60
August 2011	75	$37,846,003.25

Date	Period	Purchase Price
September 2011	76	$37,752,148.96
October 2011	77	$37,657,825.40
November 2011	78	$37,563,030.22
December 2011	79	$37,467,761.07
January 2012	80	$37,372,015.57
February 2012	81	$37,275,791.35
March 2012	82	$37,179,086.00
April 2012	83	$37,081,897.12
May 2012	84	$36,984,222.31
June 2012	85	$36,886,059.11
July 2012	86	$36,778,908.83
August 2012	87	$36,671,222.79
September 2012	88	$36,562,998.32
October 2012	89	$36,454,232.73
November 2012	90	$36,344,923.31
December 2012	91	$36,235,067.34
January 2013	92	$36,124,662.10
February 2013	93	$36,013,704.82
March 2013	94	$35,902,192.76
April 2013	95	$35,790,123.15
May 2013	96	$35,677,493.18
June 2013	97	$35,564,300.06
July 2013	98	$35,441,789.81
August 2013	99	$35,318,667.01
September 2013	100	$35,194,928.59
October 2013	101	$35,070,571.49
November 2013	102	$34,945,592.59
December 2013	103	$34,819,988.81
January 2014	104	$34,693,757.00
February 2014	105	$34,566,894.03
March 2014	106	$34,439,396.75
April 2014	107	$34,311,261.99
May 2014	108	$34,182,486.55
June 2014	109	$34,053,067.23
July 2014	110	$33,913,987.11
August 2014	111	$33,774,211.59
September 2014	112	$33,633,737.20
October 2014	113	$33,492,560.43
November 2014	114	$33,350,677.78
December 2014	115	$33,208,085.72
January 2015	116	$33,064,780.69

Date	Period	Purchase Price
February 2015	117	$32,920,759.14
March 2015	118	$32,776,017.49
April 2015	119	$32,630,552.12
May 2015	120	$32,484,359.43
June 2015	121	$32,337,435.77
July 2015	122	$32,180,493.38
August 2015	123	$32,022,766.28
September 2015	124	$31,864,250.55
October 2015	125	$31,704,942.24
November 2015	126	$31,544,837.38
December 2015	127	$31,383,932.00
January 2016	128	$31,222,222.09
February 2016	129	$31,059,703.64
March 2016	130	$30,896,372.59
April 2016	131	$30,732,224.89
May 2016	132	$30,567,256.44
June 2016	133	$30,401,463.16
July 2016	134	$30,225,278.27
August 2016	135	$30,048,212.46
September 2016	136	$29,870,261.32
October 2016	137	$29,691,420.42
November 2016	138	$29,511,685.32
December 2016	139	$29,331,051.54
January 2017	140	$29,149,514.60
February 2017	141	$28,967,069.97
March 2017	142	$28,783,713.11
April 2017	143	$28,599,439.47
May 2017	144	$28,414,244.47
June 2017	145	$28,228,123.49
July 2017	146	$28,031,222.39
August 2017	147	$27,833,336.78
September 2017	148	$27,634,461.74
October 2017	149	$27,434,592.33
November 2017	150	$27,233,723.57
December 2017	151	$27,031,850.47
January 2018	152	$26,828,968.00
February 2018	153	$26,625,071.12
March 2018	154	$26,420,154.76
April 2018	155	$26,214,213.81
May 2018	156	$26,007,243.16
June 2018	157	$25,799,237.66

Date	Period	Purchase Price
July 2018	158	$25,580,047.13
August 2018	159	$25,359,760.64
September 2018	160	$25,138,372.72
October 2018	161	$24,915,877.87
November 2018	162	$24,692,270.53
December 2018	163	$24,467,545.16
January 2019	164	$24,241,696.17
February 2019	165	$24,014,717.93
March 2019	166	$23,786,604.80
April 2019	167	$23,557,351.10
May 2019	168	$23,326,951.13
June 2019	169	$23,095,399.17
July 2019	170	$22,852,240.09
August 2019	171	$22,607,865.22
September 2019	172	$22,362,268.47
October 2019	173	$22,115,443.74
November 2019	174	$21,867,384.89
December 2019	175	$21,618,085.74
January 2020	176	$21,367,540.09
February 2020	177	$21,115,741.72
March 2020	178	$20,862,684.36
April 2020	179	$20,608,361.71
May 2020	180	$20,352,767.44
June 2020	181	$20,095,895.21
July 2020	182	$19,826,975.78
August 2020	183	$19,556,711.75
September 2020	184	$19,285,096.41
October 2020	185	$19,012,122.98
November 2020	186	$18,737,784.69
December 2020	187	$18,462,074.71
January 2021	188	$18,184,986.18
February 2021	189	$17,906,512.20
March 2021	190	$17,626,645.86
April 2021	191	$17,345,380.18
May 2021	192	$17,062,708.18
June 2021	193	$16,778,622.82
July 2021	194	$16,482,031.31
August 2021	195	$16,183,956.84
September 2021	196	$15,884,392.00
October 2021	197	$15,583,329.34
November 2021	198	$15,280,761.37

Date	Period	Purchase Price
December 2021	199	$14,976,680.55
January 2022	200	$14,671,079.33
February 2022	201	$14,363,950.11
March 2022	202	$14,055,285.23
April 2022	203	$13,745,077.04
May 2022	204	$13,433,317.80
June 2022	205	$13,119,999.77
July 2022	206	$12,793,696.86
August 2022	207	$12,465,762.43
September 2022	208	$12,136,188.33
October 2022	209	$11,804,966.36
November 2022	210	$11,472,088.28
December 2022	211	$11,137,545.81
January 2023	212	$10,801,330.63
February 2023	213	$10,463,434.37
March 2023	214	$10,123,848.63
April 2023	215	$9,782,564.97
May 2023	216	$9,439,574.88
June 2023	217	$9,094,869.84
July 2023	218	$8,736,680.44
August 2023	219	$8,376,700.10
September 2023	220	$8,014,919.85
October 2023	221	$7,651,330.70
November 2023	222	$7,285,923.61
December 2023	223	$6,918,689.48
January 2024	224	$6,549,619.18
February 2024	225	$6,178,703.52
March 2024	226	$5,805,933.29
April 2024	227	$5,431,299.21
May 2024	228	$5,054,791.96
June 2024	229	$4,676,402.17
July 2024	230	$4,284,006.77
August 2024	231	$3,889,649.39
September 2024	232	$3,493,320.23
October 2024	233	$3,095,009.42
November 2024	234	$2,694,707.06
December 2024	235	$2,292,403.18
January 2025	236	$1,888,087.79
February 2025	237	$1,481,750.82
March 2025	238	$1,073,382.16
April 2025	239	$662,971.66

Date	Period	Purchase Price
May 2025	240	$250,509.11

Exhibit 15-2
Additional Sales Closing Requirements
The following terms shall apply to any sale of the Premises to Tenant pursuant to an Event of Loss Purchase Offer, Default Purchase Offer, or Quarterly Default Purchase Offer.
A.     Basic Rent for any partial month shall be prorated. As Tenant will be responsible for taxes, utility charges and all amounts payable by Tenant under the Lease both before and after the closing, there shall be no proration of such items.
B.     The Premises shall be conveyed by Landlord in their then existing condition, without warranty of any kind. Landlord need not transfer and convey to Tenant or its designee any better title thereto than existed as of the Commencement Date. Tenant shall accept such title, subject to such liens, encumbrances, charges, exceptions and restrictions on, against or relating to the Premises arising pursuant to the terms of this Lease, all matters arising by reason of the acts of Tenant and all Legal Requirements, but free of any mortgages, liens, encumbrances, charges, exceptions and restrictions which have been granted by Landlord, except for Landlord Easements, Tenant Easements and any encumbrances granted at the request of or consented to by Tenant (other than mortgages granted by Landlord, all of which shall be removed by Landlord at or before the closing).
C.     On the date fixed for any such purchase, Tenant shall pay to Landlord (or, unless and until the first Mortgage shall have been released of record, to the first Mortgagee), at any place within the United States of America designated by Landlord, (i) the applicable Purchase Price established pursuant to this Lease, together with all installments of Basic Rent and all other sums then due to Landlord under this Lease and unpaid to and including the date of purchase, without offset or deduction for any reason and (ii) the Prepayment Premiums (defined below) (collectively, the “Purchase Costs”), except that no Prepayment Premium shall be payable in respect of an Event of Loss Purchase Offer. Tenant shall also pay all charges incident to such purchase, including all reasonable attorneys’ fees of Landlord and any first Mortgagee, escrow fees, recording fees, title insurance premiums and all applicable federal, state and local taxes (other than any net income or franchise taxes levied upon or assessed against Landlord) which may be incurred or imposed by reason of such purchase, including transfer and documentary taxes (collectively, the “Closing Costs”) (the Purchase Costs and the Closing Costs are collectively called the “Total Costs”).
D.     On the date fixed for any such purchase, Landlord shall deliver:
1.     A special warranty deed conveying title to the Land Parcel and the Improvements and covenanting only as to Landlord’s acts (but not those of others, including prior owners of the Premises).
2.     Release of the Mortgage, if any, and any other liens or encumbrances created by Landlord, except those (other than mortgages) created by Landlord at the request of or consented to by Tenant.

Exh. 15-1 - 1

3.     An affidavit stating that there is no foreign ownership of Landlord as described in §1445(b) of the Code or, if there is, describing same as required by the Code.
4.     Applicable transfer declarations.
5.     An ALTA title policy (at Tenant’s expense), or marked-up commitment therefor, insuring title to the Premises in Tenant, subject to such liens, encumbrances, charges, exceptions and restrictions on, against or relating to the Premises (including those arising pursuant to the terms of this Lease) permitted hereunder, all matters arising by reason of the acts of Tenant and all Legal Requirements.
E.     On the date fixed for such purchase, Tenant shall (1) pay the Total Costs by federal wire transfer of immediately available funds (less any required federal income tax withholding if the affidavit described in clause D.3 above is not delivered to Tenant) and (2) deliver applicable transfer declarations and any other documents required under local law.
F.     Upon the completion of such purchase, but not prior thereto (whether or not any delay in the completion of, or the failure to complete, such purchase shall be the fault of Landlord), this Lease and all obligations hereunder (including Tenant’s obligation to pay Basic Rent) shall terminate, except with respect to (i) obligations and liabilities of Tenant, actual or contingent, under this Lease which arose on or prior to the date of such purchase and (ii) those obligations which survive expiration on earlier termination of this Lease.
G.     Upon a purchase of the Premises pursuant to an Event of Loss Purchase Offer, Landlord shall convey the Premises and all its right, title and interest in and to any Net Award or Net Insurance Proceeds, as applicable (whether or not such Net Award or Net Insurance Proceeds, as applicable, shall have been received by Landlord), to Tenant or its designee.
H.     Tenant shall also pay to Landlord all applicable prepayment premiums, penalties and yield maintenance and other charges, fees and expenses (other than principal and interest) required to be paid in order for Landlord to obtain a release of any Mortgage (all such premiums, penalties, yield maintenance, defeasance costs and charges and other charges, fees and expenses being referred to collectively as “Prepayment Premiums") except that no Prepayment Premium shall be payable in respect of an Event of Loss Purchase Offer.

Exhibit 16(b)
Form of Assumption Agreement
Assumption Agreement dated as of made by Calamos Holdings, LLC, a Delaware limited liability company (the “New Tenant”), in favor of Wells Fargo Bank Northwest, National Association, as Trustee (“Lender”) and the entities listed on Schedule A attached to the Participation and Loan Agreement and their successors and assigns (the “Holders”), each of which is a party to (or a transferee of a party to) that certain Participation and Loan Agreement dated as of September ___, 2004 among 2020 Calamos Court LLC, a Delaware limited liability company (the “Borrower”), Calamos Holdings, Inc., a Delaware Corporation (the “Existing Tenant”), the Lender and the Holders (the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement.
W i t n e s s e t h:
Whereas, pursuant to a corporate reorganization consummated on ___, 20___, the Existing Tenant has contributed all or substantially all its assets to the New Tenant and the New Tenant has assumed all of the rights, duties, liabilities and obligations of the Existing Tenant, including all of the rights, duties, liabilities and obligations of the Existing Tenant under the Loan Agreement and the Lease (the “Transaction”); and
Whereas, the New Tenant, as the transferee or lessee of all or substantially all of the Existing Tenant’s assets pursuant to the Transaction, shall receive direct and indirect benefits by reason of the investments made by the Holders under the Loan Agreement (which benefits are hereby acknowledged); and
Whereas, the Lease requires, as a condition precedent to the consummation of the Transaction, that the New Tenant execute and deliver this Agreement;
Now Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the New Tenant hereby agrees as follows:
1.     Assumption. (a) The New Tenant, as the transferee of all or substantially all of the Existing Tenant’s assets pursuant to the Transaction, hereby unconditionally and expressly assumes, confirms and agrees to perform and observe each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, duties and liabilities of the Existing Tenant under the Loan Agreement and the Lease and under any documents, instruments or agreements executed and delivered or furnished, or to be executed and delivered or furnished, by the Existing Tenant in connection therewith, and to be bound by all agreements made by the Existing Tenant with respect to any matter set forth therein.
(b)     All references to the Existing Tenant in the Loan Agreement, the Lease or any document, instrument or agreement executed and delivered or furnished, or to be

Exh. 15-1 - 1

executed and delivered or furnished, in connection therewith shall be deemed to be references to the New Tenant, except for references to the Existing Tenant relating to its status prior to the consummation of the Transaction.
2.     Representations and Warranties. The New Tenant hereby accepts and assumes all obligations and liabilities of the Existing Tenant related to each representation or warranty made by the Existing Tenant in the Loan Agreement or the Lease or any other document, instrument or agreement executed and delivered or furnished in connection therewith. The New Tenant further represents, warrants and affirms for the benefit of the Lender that each of such representations and warranties contained in the Loan Agreement and the Lease (with such modifications as are necessary to account for New Tenant being a limited liability company, rather than a corporation) is true and correct with respect to the New Tenant on and as of the date hereof and as of the date of consummation of the Transaction. Each such representation and warranty, as so modified, is incorporated by reference herein in its entirety. The New Tenant further represents and warrants that no Default or Event of Default has occurred and is continuing, or as a result of the transactions contemplated hereby, will occur under the Lease.
3.     Opinions of Counsel. Lender shall receive opinions in form and substance reasonably satisfactory to Lender from the counsel of the Existing Tenant and the New Tenant covering the legal existence of New Tenant, due authorization, execution, delivery and enforceability of this Assumption Agreement and “no conflicts” with New Tenant’s organizational documents, laws and material contracts, subject to standard and customary exceptions and assumptions.
4.     Further Assurances. At any time and from time to time, upon Lender’s request and at the sole expense of the New Tenant, the New Tenant will promptly execute and deliver any and all further instruments and documents and will take such further action as Lender may reasonably deem necessary to effect the purposes of this Agreement.
5.     Amendment, Etc. No amendment or waiver of any provision of this Agreement shall be effective, unless the same be in writing and executed in accordance with the provisions of the Lease.
6.     Binding Effect; Assignment. This Agreement shall be binding upon the New Tenant, and shall inure to the benefit of the Landlord and the Lender and their respective successors and assigns.
7.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

In Witness Whereof, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

Calamos Holdings, LLC, a Delaware limited liability company
By:
Name:
Title:

Agreed and consented
to this ___day of
_______________
Calamos Holdings, Inc., a Delaware corporation

By:
Name:
Title:

Exhibit 24-1
Estoppel Certificate
The undersigned, Calamos Holdings, Inc. (the “Tenant”), a Delaware corporation, is the tenant under a lease (the “Lease”) dated October 7, 2004, between the Tenant and 2020 Calamos Court LLC, as the landlord (the “Landlord”), of certain real property located in the County of DuPage in the State of Illinois, commonly known as 2020 Calamos Court legally described on attached Exhibit A (the “Premises”). With the understanding that Wells Fargo Bank Northwest, National Association (“Lender”) a bank organized under the laws of the United States, will rely upon the covenants, representations and statements made herein in making a mortgage loan of $41,900,000 (the “Loan”) to Landlord evidenced by a Promissory Note (the “Note”) in the aggregate principal amount of the Loan, executed by Landlord in favor of Lender and secured by a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement (the “Mortgage”) creating a first lien on the Premises and Landlord’s interest in the Lease and by an Assignment of Leases and Rents (the “Assignment of Leases and Rents”) creating a direct and absolute assignment to Lender of all of Landlord’s rights, title and interest as Landlord in and to the Lease and all rent due thereunder, Tenant hereby covenants, represents and warrants as follows (terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Lease):
1.     The Tenant is the owner and holder of all rights, title and interest in the leasehold estate created by the Lease and has no actual knowledge of any prior assignment of the Landlord’s interest in the Lease, except as described above in favor of Lender.
2.     [There is no ongoing construction of Improvements at the Premises.] To the best of Tenant’s knowledge, the Improvements comply with all Legal Requirements.
3.     The Landlord does not have any unsatisfied obligations to the Tenant arising out of or incurred in connection with the construction of the Improvements on the Premises, the sale of the Premises to the Landlord or the leasing of the Premises to the Tenant, and no defense or right of termination, offset, abatement or counterclaim exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
4.     [All permits and certificates of occupancy, if any, required for the operation of the Premises by the Tenant have been obtained, and the Premises may be used for the purposes contemplated by the Tenant in accordance with applicable Legal Requirements.]
5.     Attached hereto is a true and correct copy of the Lease and the following amendments thereto: [If none, state “None.”] The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect except as stated above.
6.     The term of the Lease commenced on ___, ___, and continues through May 31, 2025 unless extended as provided in the Lease. Tenant has commenced paying rent without offset or abatement. [As of the date hereof, the Tenant is obligated to pay rent in monthly installments in an amount not less than $___, subject to adjustment as provided in the Lease, which rent obligation is continuing and is not past due or delinquent in any respect.] No installment of rent has been or will be prepaid more than thirty (30) days before it comes due.
7.     The Premises comprise a building used for general office purposes.
8.     To the best of Tenant’s knowledge after reasonable inquiry, no event has occurred or is continuing which would constitute a default by either the Tenant or the Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. The representations and warranties contained in Exhibit 36 to the Lease are true and correct as of the date hereof. No offset exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
9.     Beginning with the payment of Basic Rent due ___, the Tenant agrees to pay to Lender all rentals and any other sums due Landlord whatsoever under the Lease without offset, counterclaim, deduction, defense, abatement, deferment or diminution for any reason, on or before such date such payments are due to the Landlord under the Lease and Tenant, will not, for any reason whatsoever, seek to recover from Lender any monies paid to the Lender by virtue of the Lease.
10.     Beginning with the payment of Basic Rent due ___, Tenant hereby acknowledges the Landlord’s authorization and direction to Tenant to make all payments due under the Lease directly to Lender until otherwise advised in writing by Lender by wire transfer of immediately available funds to ___, for credit to ___, Account No. ___Re: Loan No. ___, with reference to the Landlord.
11.     The Tenant agrees to deliver to Lender duplicate original copies of all notices, offers, undertakings, demands, statements, financial reports, documents or other communications which it delivers to Landlord pursuant to the Lease.
12.     Tenant shall promptly deliver to Lender copies of all financial statements and other reports required to be delivered to Landlord under the Lease.
13.     Without the prior written consent of the Lender, Tenant agrees not to enter into any agreement subordinating, terminating, amending or modifying the Lease, so long as the Loan has not been repaid in full. Any attempted subordination, modification, amendment or termination shall be void. In the event that the Lease shall be amended, modified or supplemented with the Lender’s prior written consent, the Lease as so amended, modified or supplemented shall continue to be subject to the provisions of this Certificate.
14.     This Certificate may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Certificate shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns, and to no other person or entities. The representations, warranties and agreements made herein shall survive the closing of the Loan between the Lender and Landlord.
15.     Tenant agrees that it shall attorn to and recognize Lender as the Landlord under the Lease, should Lender become the Landlord under the Lease.
16.     In the event title to the Premises, or any part thereof, is acquired by or becomes vested in the Tenant, whether pursuant to the Lease or otherwise, there shall be no merger of estates and the Lease shall not terminate or be affected thereby unless and until the Mortgage has been released.
17.     For so long as the Loan is outstanding, Lender or its designee may, upon reasonable notice and without undue interference with Tenant’s business, but not more than once per calendar year, enter upon the Premises during regular business hours to visit or inspect the Premises and discuss the affairs, finances and accounts of Tenant applicable to the Premises or the Lease at such reasonable times as Lender or its designee may request.
18.     The execution, delivery and performance of the Lease or this Certificate by Tenant does not violate any material Legal Requirement or result in any default in the terms of any material agreement or instrument to which Tenant is a party or create any lien, charge or encumbrance upon Tenant’s property.
19.     The Lease and this Certificate have been duly authorized, executed and delivered by Tenant and constitute legal, valid and binding instruments enforceable against Tenant in accordance with their respective terms, except that such other terms may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
20.     The provisions of the Lease were negotiated at arms length and no consent, authorization or approval of any government authority is necessary in connection with Tenant’s execution, delivery or performance of the Lease or this Certificate.
21.     Except as set forth herein, as between Landlord and Tenant, the execution and delivery of this Certificate shall in no way expand the rights or obligations of the Landlord or Tenant arising under the Lease.
22.     This Certificate and the agreements, representations and warranties made herein shall be governed by the laws of State in which the Premises are located.
23.     There are no occupants of the Premises other than Tenant, which is using the Premises for its operations in accordance with the terms of the Lease, other than [LIST ANY SUB-TENANTS].

In Witness Whereof, this Certificate has been duly executed and delivered by the undersigned as of ___, ___.

Tenant Calamos Holdings, Inc., a Delaware corporation
By:
Name:
Title:

Exhibit 24-2
Estoppel Certificate
The undersigned, Calamos Holdings, Inc. (the “Tenant”) is the tenant under a lease (the “Lease”) dated October 7, 2004 between the Tenant and 2020 Calamos Court LLC, a Delaware limited liability company, as the landlord (the “Landlord”) of certain real property located in the County of DuPage in the State of Illinois, as described on attached Exhibit A (the “Premises”). With the understanding that ___ (“Purchaser”) will rely upon the representations and warranties made herein in purchasing the Premises and accepting an assignment of Landlord ‘s interest in the Lease [or purchasing the ownership interests in Landlord], Tenant hereby represents and warrants as follows (terms used herein without definition shall have the meaning ascribed to them in the Lease):
1.     The Tenant is the owner and holder of all rights, title and interest in the leasehold estate created by the Lease and has no actual knowledge of any prior assignment of the Landlord’s interest in the Lease except the assignment by Landlord pursuant to [reference mortgage and/or assignment of leases and rents].
2.     [The construction of Improvements on the Premises has been completed.] To the best of Tenant’s knowledge, the Improvements comply with all Legal Requirements.
3.     The Landlord does not have any unsatisfied obligations to the Tenant arising out of or incurred in connection with the construction of the Improvements on the Premises, the sale of the Premises to the Landlord or the leasing of the Premises to the Tenant, and no defense or right of termination, offset, abatement or counterclaim exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
4.     All permits and certificates of occupancy, if any, required for the operation of the Premises by the Tenant have been obtained, and the Premises may be used for the purposes contemplated by the Tenant in accordance with applicable Legal Requirements.
5.     Attached hereto is a true and correct copy of the Lease and the following amendments thereto: [If none, state “None.”] The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect except as stated above.
6.     The term of the Lease commenced on ___and continues through ___unless extended as provided in the Lease. Tenant has commenced paying rent without offset or abatement. As of the date hereof, the Tenant is obligated to pay rent in monthly installments in an amount not less than $___, subject to adjustment as provided in the Lease, which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been or will be prepaid more than thirty (30) days before it comes due.
7.     The Premises comprise a building used for general office purposes.

8.     To the best of Tenant’s knowledge after reasonable inquiry, no event has occurred or is continuing which would constitute a default by either the Tenant or the Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. The representations and warranties contained in Exhibit 36 to the Lease are true and correct as of the date hereof.
9.     There are no occupants of the Premises other than Tenant, which is using the Premises for its operations in accordance with the terms of the Lease, except for [LIST ANY SUB-TENANTS].
10.     The execution, delivery and performance of the Lease or this Certificate by Tenant does not violate any Legal Requirement or result in any default in the terms of any agreement or instrument to which Tenant is a party or create any lien, charge or encumbrance upon Tenant’s property.
11.     The Lease and this Certificate have been duly authorized, executed and delivered by Tenant and constitute legal, valid and binding instruments enforceable against Tenant in accordance with their respective terms, except that such other terms may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally incurred (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
12.     The provisions of the Lease were negotiated at arms length and no consent, authorization or approval of any government authority is necessary in connection with Tenant’s execution, delivery or performance of the Lease.
13.     This Certificate and the representations and warranties made herein shall be governed by the laws of State in which the Premises are located.

In Witness Whereof, this Certificate has been duly executed and delivered by the undersigned as of ___, ___.

Tenant Calamos Holdings, Inc., a Delaware corporation
By:
Name:
Title:

Exhibit 31
Memorandum Of Lease

Document No. ____________

Memorandum of Lease

This Memorandum Of Lease is made as of the 7th day of October, 2004, by and between 2020 Calamos Court LLC, a Delaware limited liability company, having an address at c/o Calamos Holdings, Inc., 1111 East Warrenville Road, Naperville, Illinois, as landlord (“Landlord”), and Calamos Holdings, Inc., a Delaware corporation, having an address at 1111 East Warrenville Road, Naperville, Illinois, as tenant (“Tenant”).

Landlord and Tenant have entered into a Lease dated as of the date first set forth above (hereinafter called the “Lease"), wherein and whereby Landlord demised and leased to Tenant the real property situated at 2020 Calamos Court, County of DuPage, State of Illinois, which property is described on the attached Exhibit A (hereinafter called the “Premises”); and Landlord and Tenant wish hereby to place notice of the Lease of record.
This instrument was drafted by and should be returned to: James Hamman, Jr., Esq. Calamos Holdings, Inc. 1111 East Warrenville Road Naperville, Illinois 60563 (630) 245-7274

Parcel Identification Number:
07-03-105-001-000
The Lease became effective on October 7, 2004 and will expire at 11:59 p.m. (CST) on May 31, 2025.
This instrument is made for the purpose of giving notice of the Lease and Tenant’s and Landlord’s rights and duties thereunder.
This instrument is subject in every respect to the rental and other terms, covenants and conditions contained in the Lease and is made and executed by the parties hereto with the understanding and agreement that nothing herein contained shall in any manner alter, modify or vary the rental or any of the other terms, covenants and conditions of the Lease.

Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic’s, construction or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

In Witness Whereof, Landlord and Tenant have duly caused to be executed this Memorandum of Lease under seal as of the day and year first above written.

Landlord 2020 Calamos Court LLC, a Delaware limited liability company
By:
Name:
Title:

Tenant Calamos Holdings, Inc., a Delaware corporation
By:
Name:
Title:

State of	)
) SS
County of	)
On the ___day of October in the year 2004, before me, the undersigned, a Notary Public in and for said state, personally appeared ___personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public, State of ________
My Commission Expires:

(Seal)

State of	)
) SS
County of	)
On the ___day of October in the year 2004, before me, the undersigned, a Notary Public in and for said state, personally appeared ___personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public, State of ________
My Commission Expires:

(Seal)

Exhibit A
The Premises

Exhibit 36
Representations and Warranties
(a)     Tenant is a corporation duly existing and in good standing under the laws of the jurisdiction of its incorporation, is authorized to do business and is in good standing in the state where the Premises are located, and has the power and authority and all necessary licenses and permits to enter into and perform its obligations under this Lease.
(b)     This Lease has been duly authorized, executed and delivered by Tenant and constitutes the valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
(c)     The execution and delivery of this Lease and compliance by Tenant with all of its provisions do not contravene any Legal Requirements. The execution and delivery of this Lease and compliance by Tenant with all of its provisions do not contravene the provisions of, or constitute a default under, its organizational documents or any material provision of any material indenture, mortgage, contract or other agreement or instrument to which Tenant is a party or by which it or any of its Property may be bound or affected or results in the creation of any lien upon the property of Tenant.
(d)     There are no proceedings pending or, to the knowledge of Tenant, threatened, and to the knowledge of Tenant there is no existing basis for any such proceedings, against or affecting Tenant in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, could reasonably be expected to materially and adversely affect Tenant, the Premises or Tenant’s interest in this Lease or materially impair the ability of Tenant to perform its obligations under this Lease. Tenant is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal which default could reasonably be expected to materially adversely affect Tenant, the Premises or Tenant’s interest in this Lease or materially impair the ability of Tenant to perform its obligations under this Lease.
(e)     The execution and delivery of this Lease and the consummation of the transactions contemplated hereby do not require the consent, approval or authorization of, or filing, registration or qualification with any governmental authority or any other Person, except for such of the foregoing that have been made or obtained.
(f)     Tenant has its principal place of business, principal office and office where it keeps its records, leases and other documents and instruments relating to its business at its address set forth in Paragraph 21 of this Lease.
(g)     (i)     To the best of Tenant’s knowledge, all tax returns and reports required by law to be filed by Tenant have been duly filed and no material taxes, assessments, contributions, fees or other governmental charges upon it or any of its assets or income which are due and payable thereon are delinquent, except to the extent that such taxes, assessments, contributions, fees or charges are being contested in good faith and by proper proceedings and against which appropriate reserves are being maintained.
(j)     (i) Since June 30, 2004, there has been no material adverse change in the financial condition of Tenant and its consolidated subsidiaries and there are no conditions existing which could reasonably be expected to cause a material adverse change thereto; (ii) the historical income statement data and historical cash flow data of Tenant for the years ended December 31, 2001, 2002 and 2003 and for the six months ended June 30, 2004 and the historical balance sheet data of Tenant as of December 31, 2002 and 2003 and June 30, 2004, in each case as provided by Tenant to Landlord, are true, complete and correct in all material respects and such financial data have been compiled in accordance with generally accepted accounting principles on a consistent basis (except that the selected financial data set forth under the caption “Selected Financial Information”) and fairly present the results of operations and financial condition of Tenant and its subsidiaries for the periods covered; and (iii) the pro forma income statement data of Tenant for the six months ended June 30, 2004 and the pro forma balance sheet data of Tenant as of June 30, 2004, in each case as provided by Tenant to Landlord, fairly present in all material respects the information contained therein and the assumptions used in the preparation thereof are reasonable.
Capitalized terms used in this Exhibit and not otherwise defined in this Lease shall have the meanings ascribed below for the purposes of this Exhibit and the Lease:
“Best of Tenant’s knowledge” or any substantially similar phrase means to the best knowledge of the officers of Tenant charged with responsibility for the Premises, at least one such officer having conducted reasonable inquiry into the particular matter in question.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Lien” shall mean any mortgage, pledge, security interest, lien, encumbrance or other charge of any kind on Property.
“Person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, trust or unincorporated organization and a government or agency or political subdivision thereof.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.